Filed Pursuant to Rule 424(b)(3)

File Number 333-169119

YEELDS® Product Supplement to the Prospectus dated August 31, 2010 and the Prospectus Supplement dated August 31, 2010

BARCLAYS BANK PLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

YIELD ENHANCED EQUITY LINKED DEBT SECURITIES (YEELDS®)

Performance Linked To the Value of a Common Stock, a Stock Index, an Exchange Traded Fund, the Least Performing Common Stock Included in a Basket of Common Stocks, the Least Performing Stock Index Included in a Basket of Stock Indices, the Least Performing Exchange Traded Fund Included in a Basket of Exchange Traded Funds or the Least Performing Basket Component Included in a Basket Composed of a Combination of Common Stocks, Stock Indices and/or Exchange Traded Funds

The following terms will generally apply to certain notes that Barclays Bank PLC will sell from time to time using this YEELDS product supplement (the “YEELDS® product supplement”) and the accompanying prospectus supplement dated August 31, 2010 relating to Barclays Bank PLC’s Global Medium-Term Notes, Series A (the “prospectus supplement”) and the accompanying prospectus dated August 31, 2010 (the “base prospectus”). Barclays Bank PLC will include information on the specific terms for each series of notes in a pricing supplement to this YEELDS® product supplement that Barclays Bank PLC will deliver to prospective buyers of the notes.

Securities offered: Yield Enhanced Equity Linked Debt Securities of Barclays Bank PLC (each, a “YEELDS®” or a “note,” and, in the aggregate, the “YEELDS®” or the “notes”).

Reference equity: The return on the notes will be linked to a common stock, a stock index, an exchange traded fund, a basket of common stocks, a basket of stock indices, a basket of exchange traded funds or a basket composed of a combination of common stocks, stock indices and/or exchange traded funds (each, a “basket component”, and collectively, the “YEELDS® components”), as specified in the relevant pricing supplement. As used in this YEELDS® product supplement, the term “common stock” includes other types of equity securities, including American Depositary Shares (or “ADSs”).

Basket: In respect of any notes that are linked to a basket of common stocks, a basket of stock indices, a basket of exchange traded funds or a basket of YEELDS® components, the basket will be composed of the common stocks, stock indices, exchange traded funds or YEELDS® components, as the case may be, as specified in the relevant pricing supplement.

Principal amount: As specified in the relevant pricing supplement.

Inception Date: As specified in the relevant pricing supplement.

Issue Date: As specified in the relevant pricing supplement.

Stated maturity date: As specified in the relevant pricing supplement, subject to postponement if the valuation date or, if applicable, any averaging day is postponed.

Interest: Barclays Bank PLC will pay you interest, if any, on the dates and at the rate per year specified in the relevant pricing supplement.

Valuation date: As specified in the relevant pricing supplement, subject to postponement if a market disruption event occurs or if such day is not a scheduled trading day.

Initial value: As specified in the relevant pricing supplement.

Equity cap price: If applicable, as specified in the relevant pricing supplement.

Trigger event: If applicable, as specified in the relevant pricing supplement.

Denominations: As specified in the relevant pricing supplement.

Ranking: Uncollateralized debt obligations of Barclays Bank PLC.

Payments prior to maturity: Unless otherwise specified in the relevant pricing supplement, the notes will not be redeemable or repayable prior to maturity, either at the option of Barclays Bank PLC or of the holder.

Payment at maturity: At maturity, in respect of any notes whose performance is linked to a common stock, a stock index or an exchange traded fund, the relevant pricing supplement will specify whether the payment at maturity, per note, in addition to any accrued but unpaid interest, will be equal to:

(1)	if the relevant pricing supplement does not provide for an equity cap price, the conversion value; or

(2)	if the relevant pricing supplement provides for an equity cap price, the lesser of (a) the conversion value and (b) the equity cap price.

At maturity, in respect of any notes whose performance is linked to the least performing common stock included in a basket of common stocks, the least performing stock index included in a basket of stock indices, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components, the relevant pricing supplement will specify whether the payment at maturity, per note, in addition to any accrued but unpaid interest, will be equal to:

(1)

if the relevant pricing supplement does not provide for an equity cap price, the conversion value of the common stock having the lowest conversion value from among the common stocks included in the basket (the “least performing common stock”), the conversion value of the stock index having the lowest conversion value from among the stock indices included in the basket (the “least performing stock index”), the conversion value of the exchange traded fund having the lowest conversion value from among the exchange traded funds included in the basket (the “least performing exchange traded fund”) or the conversion value of the basket component having the lowest conversion value from among the YEELDS® components included in the basket (the “least performing basket component”), as the case may be; or

(2)	if the relevant pricing supplement provides for an equity cap price, the lesser of (a) the conversion value of the least performing common stock, the least performing stock index, the least performing exchange traded fund or the least performing basket component, as the case may be, and (b) the equity cap price.

The amount you receive at maturity may be less than the principal amount.

If the relevant pricing supplement provides for a trigger event and unless otherwise specified in such pricing supplement, the payment at maturity will equal the lesser of the applicable conversion value and the equity cap price, provided that if (a) the specified trigger event has not occurred and (b) the applicable conversion value is less than the principal amount per note, the payment at maturity will equal the principal amount per note.

Conversion value: Unless otherwise specified in the relevant pricing supplement, the conversion value per note will equal the product of:

(1) the settlement value of the common stock, stock index, exchange traded fund, relevant common stock included in a basket of common stocks, relevant stock index included in a basket of stock indices or relevant basket component included in a basket of YEELDS® components, as the case may be; times

(2) the applicable conversion ratio.

You will not receive any payment at maturity (other than any accrued but unpaid interest payments) if the settlement value is zero.

Conversion ratio(s): As specified in the relevant pricing supplement.

Settlement value: The settlement value used for calculating the conversion value on the stated maturity date will generally be based on the adjusted closing price of the common stock, the closing level of the stock index, the adjusted closing price of the exchange traded fund, the adjusted closing price of the relevant common stock included in a basket of common stocks, the closing level of the relevant stock index included in a basket of stock indices, the adjusted closing price of the relevant exchange traded fund included in a basket of exchange traded funds or the adjusted closing price or closing level, as applicable, of the relevant basket component included in a basket of YEELDS® components, as the case may be, on the valuation date. The settlement value may be adjusted under certain circumstances, as described herein.

If specified in the relevant pricing supplement, the settlement value may be based on the arithmetic average of the adjusted closing price of the common stock, the closing level of the stock index, the adjusted closing price of the exchange traded fund, the adjusted closing price of the relevant common stock included in a basket of common stocks, the closing level of the relevant stock index included in a basket of stock indices, the adjusted closing price of the relevant exchange traded fund included in a basket of exchange traded funds or the adjusted closing price or closing level, as applicable, of the relevant basket component included in a basket of YEELDS® components, as the case may be, during a specified number of scheduled trading days ending on the valuation date (each, an “averaging day”, and together, the “averaging period”), subject to postponement if a market disruption event occurs.

Adjusted closing price: If applicable and unless otherwise specified in the relevant pricing supplement, the adjusted closing value will equal the sum of the closing price of the common stock, exchange traded fund, relevant common stock included in a basket of common stocks, relevant exchange traded fund included in a basket of exchange traded funds or, if applicable, relevant basket component included in a basket of YEELDS® components, as the case may be, on any scheduled trading day and its dividend adjustment amount on such scheduled trading day.

Closing price: The last reported sales price for a security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a securities exchange, then the closing price of the security will be determined using the average execution price per share that an affiliate of Barclays Bank PLC pays or receives upon the purchase or sale of the security used to hedge Barclays Bank PLC’s obligations under the notes.

Closing level: On any scheduled trading day, the closing level of a stock index on that day, as reported by the publisher of such index or as determined by the calculation agent under the circumstances described herein.

Dividend adjustment amount: If applicable, the dividend adjustment amount as of any scheduled trading day shall be calculated as the difference between the actual aggregate dividend and the expected aggregate dividend, in each case as of such scheduled trading day, which difference may be positive, zero or negative.

Actual aggregate dividend: If applicable and with respect to any scheduled trading day, the actual aggregate dividend shall be calculated as follows:

•

If ex-dividend dates occur within the period from, but excluding, the date of the relevant pricing supplement to, and including, such scheduled trading day, the actual aggregate dividend shall be the sum of declared cash dividends corresponding to all such ex-dividend dates per share of the common stock, exchange traded fund, relevant common stock included in a basket of common stocks, relevant exchange traded fund included in a basket of exchange traded funds or, if applicable, relevant basket component included in a basket of YEELDS® components, as the case may be.

•

If no ex-dividend dates occur within the period from, but excluding, the date of the relevant pricing supplement to, and including, such scheduled trading day, the actual aggregate dividend shall be zero.

Expected aggregate dividend: If applicable, as specified in the relevant pricing supplement.

Stock settlement: In the case of notes whose performance is linked to a common stock, the least performing common stock included in a basket of common stocks or the least performing basket component included in a basket of YEELDS® components (if the least performing basket component is a common stock), the relevant pricing supplement will specify whether Barclays Bank PLC has the option of paying the amount due at maturity in shares of the common stock, the least performing common stock or, if applicable, the least performing basket component, as the case may be (and any other equity securities used in the calculation of the settlement value), or whether the holder of a note has the option of electing stock settlement at maturity.

Other terms: You should review “Description of the Notes” and the relevant pricing supplement for other terms that apply to your notes. If any information in the relevant pricing supplement is inconsistent with this YEELDS® product supplement, the prospectus supplement or the base prospectus, you should rely on the information in the relevant pricing supplement.

Investing in the notes involves risks. Risk Factors begin on page PR-10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this YEELDS® product supplement or any accompanying prospectus supplement or base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Capital Inc. and other entities disclosed in the applicable pricing supplement may solicit offers to purchase the notes as our agent. We may also sell notes to any agent as principal at prices to be agreed upon at the time of sale. The agents may resell any notes they purchase as principal at prevailing market prices, or at other prices, as the agents determine. The applicable pricing supplement will disclose the agent’s discounts and commissions, if any. Unless we or our agent informs you otherwise in the confirmation of sale, the agents may use this YEELDS® product supplement, the prospectus supplement and the base prospectus in connection with offers and sales of the notes in market-making.

Barclays, Barclays Capital and Barclays’ eagle logo are service marks, trademarks or registered trademarks of Barclays Bank PLC.

“YEELDS” is a registered trademark of Barclays Capital Inc.

YEELDS® Product Supplement dated August 31, 2010

PRODUCT SUPPLEMENT

SUMMARY INFORMATION — Q&A	PR-1
RISK FACTORS	PR-10
DESCRIPTION OF THE NOTES	PR-24
COMMON STOCK INFORMATION	PR-37
INDEX INFORMATION	PR-38
EXCHANGE TRADED FUND INFORMATION	PR-39
CLEARANCE AND SETTLEMENT	PR-40
USE OF PROCEEDS AND HEDGING	PR-41
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	PR-43

PROSPECTUS SUPPLEMENT

SUMMARY	S-1
RISK FACTORS	S-5
DESCRIPTION OF MEDIUM-TERM NOTES	S-27
TERMS OF THE NOTES	S-32
INTEREST MECHANICS	S-38
CERTAIN FEATURES OF THE NOTES	S-41
DESCRIPTION OF UNIVERSAL WARRANTS	S-49
TERMS OF THE WARRANTS	S-54
CERTAIN FEATURES OF THE WARRANTS	S-58
REFERENCE ASSETS	S-63
CLEARANCE AND SETTLEMENT	S-105
EMPLOYEE RETIREMENT INCOME SECURITY ACT	S-110
PLAN OF DISTRIBUTION	S-112
CONFLICTS OF INTEREST	S-114
USE OF PROCEEDS AND HEDGING	S-120
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-120
VALIDITY OF SECURITIES	S-136

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF WARRANTS	20
GLOBAL SECURITIES	31
CLEARANCE AND SETTLEMENT	32
DESCRIPTION OF PREFERENCE SHARES	36
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	42
DESCRIPTION OF SHARE CAPITAL	48
TAX CONSIDERATIONS	49
PLAN OF DISTRIBUTION	68
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	71
WHERE YOU CAN FIND MORE INFORMATION	72
FURTHER INFORMATION	72
VALIDITY OF SECURITIES	72
EXPERTS	72
EXPENSES OF ISSUANCE AND DISTRIBUTION	73

SUMMARY INFORMATION — Q&A

This summary highlights selected information from this YEELDS® product supplement, the prospectus supplement and the base prospectus to help you understand the notes. You should carefully read this YEELDS® product supplement, the prospectus supplement, the base prospectus and the relevant pricing supplement to understand fully the terms of the notes and the tax and other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the “Risk Factors” section beginning on page PR-9 to determine whether an investment in the notes is appropriate for you.

In this YEELDS® product supplement, references to the “base prospectus” mean the accompanying prospectus dated August 31, 2010, and references to the “prospectus supplement” mean the accompanying prospectus supplement dated August 31, 2010. References to the “relevant pricing supplement” mean the pricing supplement that describes the specific terms of the series of the notes that you purchase.

What are the notes?

The notes will be a series of uncollateralized debt obligations of Barclays Bank PLC (“Barclays Bank PLC”) whose value will be tied to the performance of a common stock, a stock index, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing stock index included in a basket of stock indices, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket composed of a combination of common stocks, stock indices and/or exchange traded funds (each, a “basket component”, and collectively, the “YEELDS® components”). See “Common Stock Information”, “Index Information” and “Exchange Traded Fund Information.” The notes will rank equally with all other unsecured debt of Barclays Bank PLC, except subordinated debt, and will mature on the date specified in the relevant pricing supplement, unless the applicable valuation date or, if applicable, any averaging day, is postponed. Any payment to be made on the notes depends on our ability to satisfy our obligations as they become due and is not guaranteed by any third party. In the event that we were to default on our obligations, you may not receive any amounts owed to you under the terms of your notes.

What payments will I receive on the notes before maturity?

The interest rate, if any, the interest payment dates and the related record dates will be specified in the relevant pricing supplement. If any interest payment date is not a business day, you will receive payment on the following business day unless that day falls in the next calendar month, in which case payment will be made on the first preceding day which is a business day.

Unless otherwise specified in the relevant pricing supplement, the notes will not be redeemable or repayable prior to maturity, either at the option of Barclays Bank PLC or of the holder. If the relevant pricing supplement provides for a redemption or repurchase feature, the details of such redemption or repurchase feature will be specified in the relevant pricing supplement.

What will I receive if I hold the notes until the stated maturity date?

In respect of any note whose performance is linked to a common stock, a stock index or an exchange traded fund, at maturity, Barclays Bank PLC will pay you, per note, in addition to any accrued but unpaid interest, either:

•	if the relevant pricing supplement does not provide for an equity cap price, the conversion value; or

•	if the relevant pricing supplement provides for an equity cap price, the lesser of (a) the conversion value and (b) the equity cap price,

as specified by the relevant pricing supplement.

In respect of any note whose performance is linked to the least performing common stock included in a basket of common stocks, the least performing stock index included in a basket of stock indices, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components, at maturity, Barclays Bank PLC will pay you, per note, in addition to any accrued but unpaid interest, either:

•

if the relevant pricing supplement does not provide for an equity cap price, the conversion value of the common stock having the lowest conversion value from among the common stocks included in the basket (the “least performing common stock”), the conversion value of the stock index having the lowest conversion value from among the stock indices included in the basket (the “least performing stock index”), the conversion value of the exchange traded fund having the lowest conversion value from among the exchange traded funds included in the basket (the “least performing exchange traded fund”) or the conversion value of the basket component having the lowest conversion value from among the YEELDS® components included in the basket (the “least performing basket component”), as the case may be; or

•

if the relevant pricing supplement provides for an equity cap price, the lesser of (a) the conversion value of the least performing common stock, the least performing stock index, the least performing exchange traded fund or the least performing basket component, as the case may be, and (b) the equity cap price, as specified by the relevant pricing supplement.

If the relevant pricing supplement provides for a trigger event and unless otherwise specified in such pricing supplement, the payment at maturity will equal the lesser of the applicable conversion value and the equity cap price, provided that if (a) the specified trigger event has not occurred and (b) the applicable conversion value is less than the principal amount per note, the payment at maturity will equal the principal amount per note.

The amount due at maturity may be paid in shares of the common stock, the least performing common stock or the least performing basket component (if the least performing basket component is a common stock), as described below under “What is the stock settlement option?”. Unless Barclays Bank PLC or the holder of the notes, as applicable, elects the stock settlement option, Barclays Bank PLC will pay the amount due on the stated maturity date in cash. If stock settlement is an option, the relevant pricing supplement will also specify whether Barclays Bank PLC has the option to settle the notes at maturity with shares of the common stock, the least performing common stock or, if applicable, the least performing basket component (and any other equity security included in the calculation of the settlement value), or whether the holders of the notes have the option of electing stock settlement at maturity.

The payment on the stated maturity date may be postponed if the valuation date or, if applicable, any averaging day, is postponed, as described below under “Description of the Notes—Settlement value.” Unless otherwise specified in the relevant pricing supplement, the valuation date for purposes of the payment on the stated maturity date is the fifth business day prior to the stated maturity date.

How will the least performing basket component included in a basket of YEELDS® components be identified?

In the case of notes whose performance is linked to the least performing basket component included in a basket of YEELDS® components, such basket will be composed of a combination of common stocks, stock indices and/or exchange traded funds. As described below, because the settlement value of a common stock or an exchange traded fund is calculated by reference to the adjusted closing price of such common stock or exchange traded fund, and the settlement value of a stock index is calculated by reference to the closing level of such stock index, a mechanism is required to permit an evaluation on comparable terms of the relative performance of the different basket components. Accordingly, the conversion ratio of each basket component will be set such that the settlement value of each basket component is determined on comparable terms with the other basket components. The relevant pricing supplement will specify the conversion ratios of each basket component.

How will the conversion value be calculated?

Unless otherwise specified in the relevant pricing supplement, the conversion value per note will equal the product of:

(1)

the settlement value of the common stock, stock index, exchange traded fund, relevant common stock included in a basket of common stocks, relevant stock index included in a basket of stock indices or relevant basket component included in a basket of YEELDS® components, as the case may be; times

(2)	the applicable conversion ratio.

The amount you receive at maturity may be less than the principal amount and, if applicable, will not exceed the equity cap price, provided that your pricing supplement specifies such a cap price. In addition, you may, under certain circumstances, receive less than the amount you would otherwise receive if Barclays Bank PLC pays the amount due at maturity in shares of the common stock, the least performing common stock or the least performing basket component (if the least performing basket component is a common stock), as the case may be, as described below under “What is the stock settlement option?”.

The conversion ratio(s) and, if applicable, the equity cap price will be specified in the relevant pricing supplement. In the case of notes whose performance is linked to a common stock, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components (in the case of basket components that are common stocks or exchange traded funds), the applicable conversion ratio will reflect the number of shares of such common stock or exchange traded fund to which each note is exposed.

The relevant pricing supplement will contain examples of how the conversion value will be calculated.

How is the settlement value calculated?

Unless indicated otherwise in the relevant pricing supplement, the settlement value used for calculating the conversion value on the stated maturity date will generally be based on the adjusted closing price of the common stock, the closing level of the stock index, the adjusted closing price of the exchange traded fund, the adjusted closing price of the relevant common stock included in a basket of common stocks, the closing level of the relevant stock index included in a basket of stock indices, the adjusted closing price of the relevant exchange traded fund included in a basket of exchange traded funds or the adjusted closing price or closing level, as applicable, of the relevant basket component included in a basket of YEELDS® components, as the case may be, on the valuation date; provided that if the calculation agent determines that a market disruption event has occurred on any such day or if such day is not a scheduled trading day, the valuation date will be postponed, and the settlement value will, subject to certain limitations, be based on the adjusted closing price of the common stock, the closing level of the stock index, the adjusted closing price of the exchange traded fund, the adjusted closing price of such common stock included in a basket of common stocks, the closing level of such stock index included in a basket of stock indices, the adjusted closing price of such exchange traded fund included in a basket of exchange traded funds or the adjusted closing price or closing level, as applicable, of such basket component included in a basket of YEELDS® components, as the case may be, on the next succeeding scheduled trading day on which no market disruption event occurs.

Any such postponement of the valuation date will cause the payment you receive to be postponed by a number of business days equal to the number of scheduled trading days by which the valuation date is postponed. If applicable, the settlement value will also include any other equity securities or any cash received by a holder of the common stock, the exchange traded fund, the relevant common stock included in a basket of common stocks, the relevant exchange traded fund included in a basket of exchange traded funds or, if applicable, the relevant basket component included in a basket of YEELDS® components, as the case may be, as a result of transactions, events or occurrences as described under “—What changes will be made to the settlement value?”. See “Description of the Notes—Adjustments to multipliers and to securities included in the calculation of the settlement value” for details.

Unless indicated otherwise in the relevant pricing supplement, for notes whose performance is linked to a common stock, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing exchange traded fund included in a basket of exchange traded funds or, if applicable, the least performing basket component included in a basket of YEELDS® components, the settlement value will be equal to the product of a multiplier times the adjusted closing price of the relevant common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) or the relevant exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as applicable.

Unless indicated otherwise in the relevant pricing supplement, for notes whose performance is linked to a stock index, the least performing stock index included in a basket of stock indices or, if applicable, the least performing basket component included in a basket of YEELDS® components, the settlement value will be equal to the closing level of the relevant stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components).

How is a settlement value based upon an arithmetic average calculated?

If specified in the relevant pricing supplement, the settlement value may be based upon the arithmetic average of the adjusted closing price of the common stock, the closing level of the stock index, the adjusted closing price of the exchange traded fund, the adjusted closing price of the relevant common stock included in a basket of common stocks, the closing level of the relevant stock index included in a basket of stock indices, the adjusted closing price of the relevant exchange traded fund included in a basket of exchange traded funds or the adjusted closing price or closing level, as applicable, of the relevant basket component included in a basket of YEELDS® components, as the case may be. The settlement value will generally be based upon such arithmetic average on each of a specified number of scheduled trading days ending on, and including, the valuation date (each, an “averaging day”, and together, the “averaging period”).

If applicable, and unless indicated otherwise in the relevant pricing supplement, for notes whose performance is linked to a common stock, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components, if such basket component is a common stock or an exchange traded fund, the settlement value will be equal to the arithmetic average of the product of the adjusted closing price of the relevant common stock or exchange traded fund, as applicable, on each of the averaging days times a multiplier.

If applicable, and unless indicated otherwise in the relevant pricing supplement, for notes whose performance is linked to a stock index, the least performing stock index included in a basket of stock indices or the least performing basket component included in a basket of YEELDS® components, if such basket component is a stock index, the settlement value will be equal to the arithmetic average of the closing level of the relevant stock index on each of the averaging days.

If applicable, the settlement value will also include any other equity securities or any cash received by a holder of the common stock, exchange traded fund, the relevant common stock included in a basket of common stocks, the relevant exchange traded fund included in a basket of exchange traded funds or the relevant basket component included in a basket of YEELDS® components, if such basket component is a common stock or an exchange traded fund, as the case may be, as a result of transactions, events or occurrences as described below. See “Description of the Notes—Adjustments to multipliers and to securities included in the calculation of the settlement value” for details.

What is the value of the multiplier?

If applicable, the initial value of the multiplier will be specified in the relevant pricing supplement and will be subject to adjustment. See “Description of the Notes—Adjustments to multipliers and to securities included in the calculation of the settlement value.”

How is the adjusted closing price calculated?

For notes whose performance is linked to a common stock, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components, if such basket component is a common stock or an exchange traded fund, and unless otherwise specified in the relevant pricing supplement, the adjusted closing price is equal to the sum of (1) the closing price of the relevant common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) or the relevant exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be, on any scheduled trading day and (2) any applicable dividend adjustment amount on such scheduled trading day.

The “closing price” of any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or any other equity security included in the calculation of the settlement value, on any scheduled trading day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a securities exchange, then the closing price of the security will be determined using the average execution price per share that an affiliate of Barclays Bank PLC pays or receives upon the purchase or sale of the security used to hedge Barclays Bank PLC’s obligations under the notes.

What is the dividend adjustment amount?

The dividend adjustment amount is equal to the difference between the actual aggregate dividend and the expected aggregate dividend, in each case as of any scheduled trading day, which difference may be positive, negative or zero.

The “actual aggregate dividend” is calculated as follows:

•

If ex-dividend dates occur within the period from, but excluding, the date of the relevant pricing supplement to, and including, such scheduled trading day, the actual aggregate dividend shall be the sum of declared cash dividends corresponding to all such ex-dividend dates per share of the common stock, exchange traded fund, relevant common stock included in a basket of common stocks, relevant exchange traded fund included in a basket of exchange traded funds or, if applicable, relevant basket component included in a basket of YEELDS® components, as the case may be.

•

If no ex-dividend dates occur within the period from, but excluding, the date of the relevant pricing supplement to, and including, such scheduled trading day, the actual aggregate dividend shall be zero.

The value of the “expected aggregate dividend” of the relevant common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) or exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be, will be specified in the relevant pricing supplement.

What changes will be made to the settlement value?

Changes will be made to the settlement value if the issuer of the relevant common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) or exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be, or other issuers whose securities are included in the calculation of the settlement value, engage in certain transactions and to reflect certain events affecting such securities, such as stock splits, stock dividends and similar occurrences. See “Description of the Notes—Adjustments to multipliers and to securities included in the calculation of the settlement value.”

How will I be able to find the conversion values?

You may e-mail Barclays Bank PLC at us.syndicate.ops@barcap.com to obtain the conversion values and, in the case of notes whose performance is linked to a common stock, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing exchange traded fund included in a basket of exchange traded funds or, if applicable, the least performing basket component included in a basket of YEELDS® components, the number of shares and other equity securities included in the calculation of the settlement value per note and the current value of the dividend adjustment amount, calculated as if the conversion value and, if applicable, the identity of the least performing common stock, the least performing stock index, the least performing exchange traded fund or the least performing basket component, were being determined on that date.

What is a trigger event and when is it applicable?

If the relevant pricing supplement provides for a trigger event, details of such trigger event, including the trigger price(s) or the trigger level(s), as the case may be, will be specified in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, a “trigger event” will occur if, on any scheduled trading day during the monitoring period:

•

(1) the intraday lowest price of the underlying common stock, the underlying exchange traded fund, any common stock included in a basket of common stocks, any exchange traded fund included in a basket of exchange traded funds or, if applicable, any basket component included in a basket of YEELDS® components, as the case may be, is less than the applicable trigger price, or

•

(2) the intraday lowest level of the underlying stock index, any stock index included in a basket of stock indices or, if applicable, any basket component included in a basket of YEELDS® components, as the case may be, is less than the applicable trigger level.

The trigger price(s) or trigger level(s), as applicable, will be specified in the relevant pricing supplement.

For the avoidance of doubt, in the case of notes whose performance is linked to the least performing common stock included in a basket of common stocks, the least performing stock index included in a basket of stock indices, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components, each common stock, stock index, exchange traded fund or basket component, as the case may be, will have a corresponding trigger price or level, as applicable.

Unless otherwise specified in the relevant pricing supplement, the “monitoring period” is the period from, but excluding, the date of the relevant pricing supplement to, and including, the valuation date.

The “intraday lowest price” means on any scheduled trading day, the product of (1) the lowest reported price of the relevant common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) or the relevant exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be, as determined by the calculation agent during intraday trading on such scheduled trading day, plus the dividend adjustment amount as of such scheduled trading day, times (2) the multiplier then in effect.

The “intraday lowest level” means on any scheduled trading day, the lowest reported level of the relevant stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), as the case may be, as determined by the calculation agent during intraday trading on such scheduled trading day.

What is the stock settlement option?

The relevant pricing supplement will specify whether and under what circumstances stock settlement at maturity will be available.

In the case of notes whose performance is linked to a common stock, the least performing common stock included in a basket of common stocks or the least performing basket component included in a basket of YEELDS® components (if the least performing basket component is a common stock), unless otherwise specified in the relevant pricing supplement, if and to the extent stock settlement is available, Barclays Bank PLC may pay the amount due at maturity, subject to the following paragraph, by delivering to you:

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If there is no averaging period: a number of shares of the common stock, the least performing common stock or, if applicable, the least performing basket component, as the case may be, equal to (1) the total cash value of payment due at maturity on the number of notes you own, divided by (2) the closing price of such common stock, least performing common stock or least performing basket component on the valuation date.

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If there is an averaging period: a number of shares of the common stock equal to the sum of the daily settlement share numbers for each averaging day during the averaging period. If applicable, the formula for determining the “daily settlement share number” for each averaging day will be specified in the relevant pricing supplement. For the avoidance of doubt, if there is an averaging period, the stock settlement option will not be available in the case of notes whose performance is linked to the least performing common stock or, if applicable, the least performing basket component.

Upon the occurrence of certain events, or if the common stock issuer, the least performing common stock issuer or, if applicable, the least performing basket component issuer, as the case may be, is involved in certain transactions, the number of shares of the common stock, the least performing common stock or, if applicable, the least performing basket component, as the case may be, to be delivered may be adjusted and Barclays Bank PLC may, at its option, deliver, in lieu of or in addition to the common stock, the least performing common stock or, if applicable, the least performing basket component, as the case may be, cash and any other equity securities included in the calculation of the settlement value, all as described under “Description of the Notes—Adjustments to multipliers and to securities included in the calculation of the settlement value.”

If the calculations above result in fractional shares, Barclays Bank PLC will pay cash to you in an amount equal to the value of the fractional shares based upon the adjusted closing price of the common stock, the least performing common stock or, if applicable, the least performing basket component, as the case may be, or such other equity securities on the valuation date or during the averaging period, as the case may be.

Because the conversion value will ordinarily be determined prior to the stated maturity date, if the notes are settled with stock at maturity the effect to holders will be as if the notes matured prior to the stated maturity date. Thus, the value of the shares of the common stock, the least performing common stock or, if applicable, the least performing basket component, as the case may be, and any other equity securities and cash that you receive at maturity may be more or less than the amount you would have received had the notes not been stock settled as a result of fluctuations in the value of these securities during the period between the valuation date and the stated maturity date. Consequently, it is possible that the aggregate value of the securities and cash that you receive at maturity may be less than the amount you would have received had there not been stock settlement.

If Barclays Bank PLC determines that it is prohibited from delivering shares of the common stock, the least performing common stock or, if applicable, the least performing basket component, as the case may be, or other equity securities, or that it would otherwise be unduly burdensome to do so, it will pay the entire amount due at maturity in cash.

Are there any risks associated with my investment?

Yes, the notes will be subject to a number of risks. See “Risk Factors” beginning on page PR-10.

What about taxes?

Absent a change in law or an administrative or judicial ruling to the contrary, and subject to any additional discussion in the applicable pricing supplement, pursuant to the terms of the notes, by purchasing the notes you agree to treat the notes for all U.S. federal income tax purposes as either a pre-paid income-bearing forward or executory contract with respect to the applicable reference asset, as specified in the applicable pricing supplement. If the notes are so treated, you will likely be taxed on any interest paid on the notes as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes and it would be reasonable for you to recognize capital gain or loss upon the sale or cash settlement upon maturity of your notes in an amount equal to the difference between the amount you receive at such time (excluding amounts attributable to interest) and your tax basis in the notes. If your notes are treated as an executory contract and you receive stock upon the maturity of your notes, as discussed further below, it is not clear whether such receipt would be treated as a tax-free purchase of stock pursuant to the original terms of the notes or as a taxable settlement of the notes followed by a purchase of such stock.

The U.S. federal income tax consequences of your investment in the notes are uncertain. In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the notes as described above, but it is possible that the Internal Revenue Service may assert an alternative treatment. Because of this uncertainty, we urge you to consult your own tax advisor as to the tax consequences of your investment in the notes.

The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the certain notes issued off of this product supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the notes, including possible alternative treatments for your notes, see “Certain United States Federal Income Tax Consequences” in this product supplement.

What is the role of Barclays Capital Inc.?

Unless indicated otherwise in the relevant pricing supplement, Barclays Capital Inc., an affiliate of Barclays Bank PLC, will be an agent for the offering and sale of the notes.

After the initial offering of each series of notes, Barclays Capital Inc. intends to buy and sell the notes to create a secondary market in the notes and may stabilize or maintain the market price of the notes during the initial distribution of the notes. However, Barclays Capital Inc. will not be obligated to engage in any of these market activities or to continue them once they are begun.

What is the role of Barclays Bank PLC?

Initially, Barclays Bank PLC will serve as the calculation agent. The calculation agent will, among other things, decide the amount you will receive on the notes, whether adjustments should be made to the settlement values, conversion values or multipliers, which alterations should made to the method of calculation of a discontinued index or its successor index and whether a market disruption event has occurred. As a result, potential conflicts of interest may exist between Barclays Capital Inc. and you. See “Risk Factors”, “Description of the Notes—Payment at maturity,” “—Adjustments to multipliers and to securities included in the calculation of the settlement value”, “—Discontinuance of one or more relevant indices; Alteration of method of calculation” and “—Market disruption events.”

The calculation agent will exercise its judgment when performing its functions. Since determinations by the calculation agent may affect the market value of the notes, the calculation agent may have a conflict of interest if it needs to make any such determination.

In what form will the notes be issued?

The notes of each series will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee. Except in very limited circumstances, you will not receive a certificate for your notes.

Will the notes be listed on a stock exchange?

The notes may be listed on a stock exchange. If a series of notes is listed on a stock exchange, the relevant pricing supplement will identify the exchange and the trading symbol of the series. You should be aware that that the listing of the notes on a stock exchange will not necessarily ensure that a liquid trading market will be available for the notes.

RISK FACTORS

You should carefully consider the risk factors provided below as well as the other information contained in this YEELDS® product supplement, the prospectus supplement, the base prospectus, any relevant pricing supplement and the documents incorporated in these documents by reference. As described in more detail below, the trading price of the notes may vary considerably before the stated maturity date due, among other things, to fluctuations in the price of any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), the common stocks underlying any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), the shares of any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or the common stocks underlying any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be, and any other equity securities included in the calculation of the settlement value, and other events that are difficult to predict and beyond Barclays Bank PLC’s control.

You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

The notes will be different from conventional debt securities of Barclays Bank PLC in several ways.

The payment you receive at maturity may be less than the principal amount. If the applicable conversion value is less than the principal amount, Barclays Bank PLC will pay you an amount less than the principal amount, in addition to any accrued but unpaid interest, per note. Accordingly, you may lose some or all of the principal amount that you invest in the notes. You will not receive any payment at maturity (other than any accrued but unpaid interest payments) if the settlement value is zero.

The yield may be lower than the yield on a conventional debt security of comparable maturity. The amount Barclays Bank PLC pays you at maturity may be less than the return you could earn on other investments. The effective yield to maturity on the notes may be less than that which would be payable on a conventional fixed-rate, non-callable debt security of Barclays Bank PLC. In addition, any return may not fully compensate you for any opportunity cost to you when you take into account inflation and other factors relating to the time value of money.

The interest rate paid on the notes may be significantly less than interest paid on a conventional debt security. Your note may bear interest at a rate below the prevailing market rate for debt securities of Barclays Bank PLC that are not indexed to a common stock, a stock index, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing stock index included in a basket of stock indices, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components.

Your return on the notes could be less than if you owned the common stock, the common stocks underlying the stock index, shares of the exchange traded fund, the common stocks underlying the exchange traded fund, the least performing common stock, the common stocks underlying the least performing stock index, the least performing exchange traded fund, the common stocks underlying the least performing exchange traded fund, the least performing basket component or, if applicable, the common stocks underlying the least performing basket component, as the case may be.

Your maximum return may be limited. If the relevant pricing supplement provides for an equity cap price, the maximum amount that Barclays Bank PLC is obligated to pay you per note at maturity will be limited to such equity cap price, plus any accrued but unpaid interest payments. As a result, your return on the notes could be less than the return obtainable if you had owned the common stock, the common stocks underlying the stock index, shares of the exchange traded fund, the common stocks underlying the exchange traded fund, the least performing common stock, the common stocks underlying the least performing stock index, the least performing exchange traded fund, or the common stocks underlying the least performing exchange traded fund, the least performing basket component or, if applicable, the common stocks underlying the least performing basket component, as the case may be.

Your return will not reflect dividends on any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), the common stocks underlying any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), shares of any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or the common stocks underlying any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be, or other equity securities included in the calculation of the settlement value, as the case may be, except under limited circumstances. Your return on the notes will also not reflect the return you would realize if you actually owned the relevant shares (or any other equity securities included in the calculation of the settlement value) and received the dividends paid on such shares. This is because the calculation agent will calculate the amount payable to you by reference to the price of these shares (and any other equity securities), without taking into consideration the value of dividends paid on those securities (although, in the case of notes whose performance is linked to a common stock, an exchange traded fund, the least performing common stock, the least performing exchange traded fund or, if applicable, the least performing basket component, the settlement value may, under certain circumstances, be adjusted to reflect changes in the dividends paid on the shares).

Your return may not be adjusted for changes in currency exchange rates. The notes are denominated in U.S. dollars. If any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), the common stocks underlying any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), shares of any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or the common stocks underlying any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be, are traded in foreign currencies, the amount payable on the stated maturity date may not be adjusted for the currency exchange rates in effect on the stated maturity date. If the amount payable on the stated maturity date is not adjusted for the currency exchange rates in effect on the stated maturity date, any amount in addition to the principal amount of each note payable to you on the stated maturity date will be based solely upon the percentage increase in the price of the common stock, the level of the stock index, the price of the exchange traded fund, the price of the least performing common stock, the level of the least performing stock index, the price of the least performing exchange traded fund or the price or level, as applicable, of the least performing basket component, as the case may be. In addition, changes in exchange rates may reflect changes in various non-U.S. economies, which in turn may adversely affect the price of the common stock, the level of the stock index, the price of the exchange traded fund, the price of the least performing common stock, the level of the least performing stock index, the price of the least performing exchange traded fund or the price or level, as applicable, of the least performing basket component, as the case may be, and the value of the notes.

In the case of notes for which stock settlement at maturity is provided, your return on the notes could be less than if there had not been stock settlement.

If the notes are settled with stock at maturity, then because the conversion value will ordinarily be determined prior to the maturity date, the effect to holders will be as if the notes matured prior to the stated maturity date. Thus, the value of the shares of the common stock, the least performing common stock or, if applicable, the least performing basket component, as the case may be, and any other equity securities that you receive at maturity may, as a result of fluctuations in the value of these securities during the period between the valuation date and the stated maturity date, be more or less than the amount you would have received had the notes not been stock settled. Consequently it is possible that the aggregate value of the securities and cash that you receive at maturity may be less than the amount you would have received had there not been stock settlement. See “Description of the Notes—Stock settlement.”

In the case of notes whose settlement value is based on the arithmetic average of the adjusted closing price or closing level, as the case may be, over the averaging period, such averaging convention used to calculate the settlement value could limit your returns.

Your ability to participate in the appreciation of the common stock, stock index, exchange traded fund, least performing common stock included in a basket of common stocks, least performing stock index included in a basket of stock indices, least performing exchange traded fund included in a basket of exchange traded funds or least performing basket component included in a basket of YEELDS® components, as the case may be, will be limited by reference to the arithmetic average of the averaging days used to calculate the settlement value, which may not reflect an increase in the performance of such common stock, stock index, exchange traded fund, least performing common stock, least performing stock index, least performing exchange traded fund or least performing basket component, as the case may be, if such increase occurs during the period before or after the averaging days, or if an increase on an earlier averaging day is offset by a decrease on a later averaging day.

In the case of notes whose settlement value is based on the arithmetic average of the adjusted closing price or closing level, as the case may be, over the averaging period, if a market disruption event occurs on a day that would otherwise be an averaging day, there will be a delay in settlement of the notes.

If the relevant pricing supplement provides that the settlement value is based on the arithmetic average of the adjusted closing price of the common stock, the closing level of the stock index, the adjusted closing price of the exchange traded fund, the adjusted closing price of each common stock included in a basket of common stocks, the closing level of each stock index included in a basket of stock indices, the adjusted closing price of each exchange traded fund included in a basket of exchange traded funds or the adjusted closing price or closing level, as applicable, of each basket component included in a basket of YEELDS® components, as the case may be, if a market disruption event occurs on a day that would otherwise be an averaging day, settlement of the notes will be delayed, depending on the circumstances surrounding the market disruption event, for up to eight scheduled trading days for each postponed averaging day following the stated maturity date.

Postponement of the valuation date or any averaging day may result in a reduced amount payable at maturity.

As the payment at maturity is a function of, among other things, the adjusted closing price of the relevant common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) or relevant exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), or the closing level of the relevant stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), as the case may be, the postponement of the valuation date or any averaging day may result in the application of a different adjusted closing price or closing level, as applicable, and, accordingly, decrease the payment you receive at maturity.

Historical prices of any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), levels of any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components) or prices of any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be, should not be taken as indications of the settlement value, during the term of the notes.

The trading prices of the common stock, the common stocks underlying the stock index, the exchange traded fund, the common stocks underlying the exchange traded fund, the common stocks included in a basket of common stocks, the common stocks underlying the stock indices included in a basket of stock indices, the exchange traded funds included in a basket of exchange traded funds, the common stocks underlying the exchange traded funds included in a basket of exchange traded funds, the common stocks included in (or underlying any basket component included in) a basket of YEELDS® components or the exchange traded funds included in a basket of YEELDS® components, as the case may be, and other equity securities that might be included in the calculation of the settlement value, and any cash included in the calculation of the settlement value, will determine the amount payable at maturity. You should realize, however, that past performance is not necessarily indicative of how any such common stock, any such stock index, any such exchange traded fund or the notes will perform in the future. Trading prices of these shares and other equity securities potentially included in the calculation of the settlement value will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which these securities are traded and the prices of these securities themselves.

The notes may not be actively traded.

The notes of a particular series are likely not to be listed on any securities exchange. Even if they are listed on a securities exchange, there may be little or no secondary market for the notes and even if there is a secondary market, it may not provide significant liquidity. Barclays Capital Inc. currently intends to act as a market maker for each series of notes, but it is not required to do so. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the notes.

Certain built-in costs are likely to adversely affect the value of the notes prior to maturity

The resale value of your notes may be reduced by the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase notes from you in secondary market transactions will likely be lower than the principal amount of your notes, and any sale prior to the maturity date could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

The value of the notes will be affected by numerous factors, some of which are related in complex ways.

The value of the notes in the secondary market will be affected by supply and demand of the notes, the price of the common stock, the level of the stock index, the price of the exchange traded fund, the prices of the common stocks included in the basket of common stocks, the levels of the stock indices included in the basket of stock indices, the prices of the exchange traded funds included in a basket of exchange traded funds or the prices or levels, as applicable, of the basket components included in a basket of YEELDS® components, as the case may be, at that time and a number of other factors, some of which are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell the notes prior to maturity may be at a discount, which could be substantial, from the price at which the notes are initially sold to the public if the price of the common stock, the level of the stock index, the price of the exchange traded fund, the prices of the common stocks included in the basket of common stocks, the levels of the stock indices included in the basket of stock indices, the prices of the exchange traded funds included in a basket of exchange traded funds or the prices or levels, as applicable, of the basket components included in a basket of YEELDS® components, at that time is or are, as the case may be, less than, equal to, or not sufficiently above their respective initial value. You will not participate in the appreciation of the common stock, the stock index, the exchange traded fund, the least performing common stock, the least performing stock index, the least performing exchange traded fund or the least performing basket component, as the case may be, unless the settlement value is greater than the initial value. A change in a specific factor could impact the market value of the notes, assuming all other conditions remain constant.

Barclays Bank PLC expects that the market value of the notes will depend substantially on the amount, if any, by which the price of the common stock, the level of the stock index, the price of the exchange traded fund, the prices of the common stocks included in the basket of common stocks, the levels of the stock indices included in the basket of stock indices, the prices of the exchange traded funds included in the basket of exchange traded funds or the prices or levels, as applicable, of the basket components included in the basket of YEELDS® components, as the case may be, at any given point in time exceeds or falls below the initial value. Other factors that may affect the market value of the notes include:

Future expectations. If you decide to sell your notes when the price of the common stock, the level of the stock index, the price of the exchange traded fund, the price of the least performing common stock, the level of the least performing stock index, the price of the least performing exchange traded fund or the price or level, as applicable, of the least performing basket component, as the case may be, exceeds its respective initial value, you may nonetheless receive substantially less than the amount that would be payable on the stated maturity date based on that conversion value, because of expectations that such value will continue to fluctuate until the applicable conversion value is determined.

Political developments. Political, economic, regulatory, judicial and other developments that affect any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), the common stocks underlying any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or the common stocks underlying any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be (and any other equity securities included in the calculation of the settlement value) may affect the amount payable at maturity and, thus, the value of the notes.

Correlations among the common stocks included in, or underlying any stock indices or exchange traded funds included in, a basket. Correlation is the term used to describe the relationship between changes in two factors, in this case of the movement in the price of one common stock with respect to another common stock. If the correlations among the movement of prices of the common stocks included in, or underlying the stock indices or exchange traded funds included in, a basket decrease, the trading value of any notes whose performance is linked to the least performing common stock included in a basket of common stock, the least performing stock index included in a basket of stock indices, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components may be adversely affected.

Interest rates. The trading value of the notes will be affected by changes in interest rates. In general, if U.S. or foreign interest rates increase, the trading value of the notes may be adversely affected.

Barclays Bank PLC’s credit ratings, financial condition and results. Actual or anticipated changes in Barclays Bank PLC’s credit ratings, financial condition or results may affect the market value of the notes.

Volatility of a common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), the common stocks underlying a stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), the shares of an exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or the common stocks underlying an exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components). Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of a common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), the common stocks underlying a stock index (including any stock index included in a basket of stock indices or a basket of YEELDS®

components), the shares of an exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or the common stocks underlying an exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be, increases or decreases, the trading value of the notes may be adversely affected. Barclays Bank PLC is unable to predict the effect of these events on the future level or volatility of a common stock, the common stocks underlying a stock index, the shares of an exchange traded fund, or the common stocks underlying an exchange traded fund, as the case may be.

Volatility of currency exchange rates. If any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), the common stocks underlying any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), the shares of any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or the common stocks underlying any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be, are denominated in a foreign currency, the exchange rate between the U.S. dollar and each of the foreign currencies in which such securities are denominated is a foreign exchange spot rate that measures the relative values of two currencies: the particular currency in which such securities are denominated and the U.S. dollar. This exchange rate increases when the U.S. dollar appreciates relative to the particular currency in which such securities are denominated and decreases when the U.S. dollar depreciates relative to such currency. This exchange rate is expressed as a rate that reflects the amount of the particular currency in which such securities are denominated that can be purchased for one U.S. dollar. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. If the volatility of the exchange rate between the U.S. dollar and any of the foreign currencies in which such securities are denominated changes, the trading value of the notes may be adversely affected.

Correlation between currency exchange rates and the common stock, the common stocks underlying the stock index, the shares of the exchange traded fund, the common stocks underlying the exchange traded fund, the common stocks included in the basket of common stocks, the common stocks underlying the stock indices included in the basket of stock indices, the common stocks underlying the exchange traded funds included in the basket of exchange traded funds or the common stocks included in, or underlying any basket component included in, the basket of YEELDS® components. Correlation is used in this case to describe the relationship between the percentage changes in the exchange rate between the U.S. dollar and each of the foreign currencies in which any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), the common stocks underlying any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), the shares of any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or the common stocks underlying any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be, may be denominated and the percentage changes in the common stock, the common stocks underlying such stock index, the shares of such exchange traded fund or the common stocks underlying such exchange traded fund, as the case may be. If the correlation between (a) the exchange rate of the U.S. dollar and any of the foreign currencies in which such common stock, the common stocks underlying such stock index, the shares of such exchange traded fund or the common stocks underlying such exchange traded fund is denominated, and (b) the price or prices of the corresponding common stock, common stocks underlying such stock index, shares of such exchange traded fund or common stocks underlying such exchange traded fund, changes, the trading value of the notes may be adversely affected.

Merger and acquisition transactions. Any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), one or more of the common stocks underlying any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components) or one or more of the common stocks underlying the exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be (or any other equity securities included in the calculation of the settlement value) may be affected by mergers and acquisitions, which can contribute to volatility of these securities. Additionally, as a result of a merger or acquisition, such common stock or other equity securities may be replaced with a surviving or acquiring entity’s securities. The surviving or acquiring entity’s securities may not have the same characteristics as the securities they replaced.

Time remaining to maturity. The value of the notes may be affected by the time remaining to maturity. As the time remaining to the maturity of the notes decreases, the trading value of the notes may be adversely affected.

Dividend yields. If dividend yields on any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), the common stocks underlying any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), the shares of the exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or the common stocks underlying the exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be (or any other equity securities included in the calculation of the settlement value) increases or decreases, but such increase or decrease is not reflected in the trading value of the relevant shares, the value of the notes may be adversely affected because the settlement value does not incorporate the change in dividend yield (although the closing price of the common stock, the exchange traded fund, the least performing common stock included in the basket of common stocks, the least performing exchange traded fund and, if applicable, the least performing basket component, as the case may be, upon which the settlement value is based, will be adjusted to reflect changes to the dividends paid on such securities).

Economic conditions and earnings performance of the issuer(s) of the common stock, the common stocks underlying the stock index, the common stocks underlying the exchange traded fund, the common stocks included in a basket of common stocks, the common stocks underlying the stock indices included in a basket of stock indices, the common stocks underlying the exchange traded funds included in the basket of exchange traded funds or the common stocks included in, or underlying any basket component included in, the basket of YEELDS® components, as the case may be (and any other companies whose securities are included in the calculation of the settlement value). General economic conditions and earnings results of these issuers (and any other companies whose equity securities are included in the calculation of the settlement value) and real or anticipated changes in those conditions or results may affect the market value of the notes.

You should understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the trading value of the notes attributable to another factor, such as an increase in the price of any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), the level of any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), the price of any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or the price of the common stocks underlying any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components). In general, assuming all relevant factors are held constant, the effect on the trading value of the notes of a given change in most of the factors listed above will be less if it occurs later than if it occurs earlier in the term of the notes.

For notes whose payment at maturity includes a trigger event feature, principal protection of your notes will occur under limited circumstances. The payment at maturity will be based on the conversion value and will reflect whether a trigger event occurred on any scheduled trading day during the monitoring period. Unless otherwise specified in the relevant pricing supplement, your return of principal at maturity is protected, subject to our credit risk, so long as (1) a trigger event does not occur, or (2) the conversion value is not below the principal amount per note. However, if a trigger event has occurred and the conversion value is below the principal amount per note, you could lose some or all of the principal amount of your notes.

For notes whose performance is linked to the least performing common stock included in a basket of common stocks, the least performing stock index included in a basket of stock indices, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components, the amount payable at maturity will be determined solely by the least performing common stock, the least performing stock index, the least performing exchange traded fund or the least performing basket component, as the case may be.

For certain notes, the amount payable at maturity will be determined by reference to the performance of the common stock having the lowest conversion value from among the common stocks included in the basket, the performance of the stock index having the lowest conversion value from among the stock indices included in the basket, the performance of the exchange traded fund having the lowest conversion value from among the exchange traded funds included in the basket or the performance of the basket component having the lowest conversion value from among the YEELDS® components included in the basket, as applicable. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all of the basket components, you will be fully exposed to the risks related to each of the common stocks, stock indices and/or exchange traded funds included in the basket.

Poor performance by any of the common stocks, stock indices or exchange traded funds, as the case may be, on the valuation date or on any averaging day, as applicable, may negatively affect the settlement value and will not be offset or mitigated by a positive performance by the other common stocks, stock indices and/or exchange traded funds included in the basket. Accordingly, if any other common stock, stock index or exchange traded fund has appreciated in value compared to its initial level or has experienced a decline in value that is less than that experienced by the least performing common stock, least performing stock index, least performing exchange traded fund or least performing basket component, as the case may be, you will not participate in any way in the return of such other common stock, stock index or exchange traded fund.

For notes whose performance is linked to a stock index, the least performing stock index included in a basket of stock indices or the least performing basket component included in a basket of YEELDS® components that includes one or more stock indices, adjustments to such stock index could adversely affect the value of the notes.

The policies of the publishers of a stock index concerning additions, deletions and substitutions of the stocks underlying such stock index, and the manner in which the publishers take account of certain changes affecting the underlying stocks may affect the level of such stock index. The policies of the publishers with respect to the calculation of a stock index could also affect the level of such stock index. The publishers may discontinue or suspend calculation or dissemination of a stock index or materially alter the methodology by which they calculate such index. Any such actions could affect the value of the notes. See “Description of the Notes—Discontinuance of one or more relevant indices; Alteration of method of calculation.”

For notes whose performance is linked to an exchange traded fund, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components that includes one or more exchange traded funds, the correlation between the performance of such exchange traded fund and the performance of the underlying index may be imperfect.

For notes linked to the performance of an exchange traded fund, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components that includes one or more exchange traded funds, the performance of such exchange traded fund is linked principally to the performance of an underlying index. However, the performance of such exchange traded fund is also generally linked in part to shares of other exchange traded funds because exchange traded funds generally invest a specified percentage, e.g., 10% of their assets, in such shares. In addition, while the performance of an exchange traded fund is linked principally to the performance of such exchange traded fund’s underlying index, exchange traded funds generally invest in a representative sample of stocks underlying the underlying index and generally do not hold all or substantially all of the common stocks underlying the underlying index. Finally, the performance of an exchange traded fund and that of such exchange traded fund’s underlying index will generally vary due to transaction costs, certain corporate actions and timing variances.

Imperfect correlation between the common stocks underlying an exchange traded fund and the common stocks underlying such exchange traded fund’s underlying index; the performance of the shares of other exchange traded funds, if applicable; rounding of prices; changes to the underlying index; and changes to regulatory policies, may cause the performance of an exchange traded fund to differ from the performance of such exchange traded fund’s underlying index. In addition, because shares of an exchange traded fund are traded on exchanges and are subject to market supply and investor demand, the market value of one share of such exchange traded fund may differ from its net asset value per share; shares of such exchange traded fund may trade at, above or below their net asset value per share.

Because of the potential discrepancies identified above, the return on an exchange traded fund may correlate imperfectly with the return on such exchange traded fund’s underlying index over the same period. For more information, see “Exchange Traded Fund Information” below.

For notes whose performance is linked to an exchange traded fund, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components that includes one or more exchange traded funds, the policies of the investment advisor for such exchange traded fund and changes that affect the underlying index could adversely affect the value of the notes.

The policies of the investment advisor for the relevant exchange traded fund concerning the calculation of such exchange traded fund’s net asset value, additions, deletions or substitutions of securities in such exchange traded fund and the manner in which changes affecting the underlying index are reflected in such exchange traded fund could affect the market price of shares of such exchange traded fund and, therefore, the amount payable on your note on the stated maturity date and the trading value of your note before that date. The amount payable on your note and its trading value could also be affected if the relevant exchange traded fund’s investment advisor changes these policies, for example, by changing the manner in which it calculates such exchange traded fund’s net asset value, or if such exchange traded fund’s investment advisor discontinues or suspends calculation or publication of such exchange traded fund’s net asset value, in which case it may become difficult to determine the market value of your note. If events such as these occur or if the closing price of shares of the relevant exchange traded fund is not available on the valuation date or, if applicable, on any averaging day, the calculation agent may determine the closing price of such exchange traded fund on the valuation date or any averaging day, as the case may be, and thus the amount payable on the stated maturity date in a manner it considers appropriate, in its sole discretion.

For notes whose performance is linked to a stock index, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing stock index included in a basket of stock indices, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components, in which the common stocks included in or underlying such index, exchange traded fund or basket are all part of the same industry, such common stocks are not necessarily representative of that industry.

The performance of such a stock index, such an exchange traded fund or any common stock, stock index or exchange traded fund included in such a basket may not correlate with the performance of the entire industry. The stock index, exchange traded fund or any common stock, stock index or exchange traded fund included in such a basket may decline in value even if the industry as a whole rises in value. Furthermore, one or more of the issuers of the common stocks included in or underlying the stock index, the exchange traded fund or basket may engage in new lines of business or cease to be involved in the particular industry. Subject to adjustments to multipliers and to securities included in the basket for specific corporate events relating to a particular issuer, the basket may be a static basket, and the common stocks included in or underlying the stock index, exchange traded fund or basket may not vary even if one or more of the issuers are no longer involved in the particular industry.

For notes whose performance is linked to a stock index, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing stock index included in a basket of stock indices, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components, in which the common stocks included in or underlying the stock index, exchange traded fund or basket are all part of the same sector, there are risks associated with a sector investment.

The performance of notes linked to the performance of such a stock index, exchange traded fund, least performing common stock included in a basket of common stocks, least performing stock index included in a basket of stock indices, least performing exchange traded fund included in a basket of exchange traded funds or least performing basket component included in a basket of YEELDS® components is dependent upon the performance of issuers in a particular sector of the economy. Consequently, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this particular sector than an investment linked to a more broadly diversified group of issuers.

For notes whose performance is linked to a stock index, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing stock index included in a basket of stock indices, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components, in which the common stocks included in or underlying the stock index, exchange traded fund or basket are all part of the same industry, industry consolidation and other corporate events may alter the composition of the stock index, exchange traded fund or basket, as the case may be.

If the issuer of a common stock included in or underlying the stock index, exchange traded fund or basket is acquired in a stock-for-stock transaction, the common stock of the acquiring company will assume that common stock’s place in the stock index, exchange traded fund or basket, including if the common stock of the acquiror is already in the index, exchange traded fund or basket. Consequently, consolidation among issuers of the common stock included in or underlying the stock index, exchange traded fund or basket will result in an increased weighting for the surviving company. For the effect of consolidation transactions and other reorganization events with respect to the common stocks included in the basket on the multipliers and the basket, see “Description of the Notes—Adjustments to multipliers and to securities included in the calculation of the settlement value.”

Barclays Bank PLC cannot control actions by a common stock issuer, including an issuer of common stocks that are included in, or underlie the stock indices included in, a stock index, an exchange traded fund or a basket, as the case may be (or any other companies whose equity securities are included in the calculation of the settlement value).

Actions by these issuers (or any other companies whose equity securities are included in the calculation of the settlement value) may have an adverse effect on the price of a common stock, including the common stocks underlying any stock index or any exchange traded fund, any common stocks included in a basket of common stocks, any common stocks underlying the stock indices included in a basket of stock indices, any common stocks underlying the exchange traded funds included in a basket of exchange traded funds or any common stocks included in, or underlying any basket component included in, a basket of YEELDS® components, or other equity securities that are included in the calculation of the settlement value and the notes. In addition, these companies are not involved in the offering of the notes and have no obligations with respect to the notes, including any obligation to take Barclays Bank PLC’s or your interests into consideration for any reason. These companies will not receive any of the proceeds of this offering of the notes and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies are not involved with the administration, marketing or trading of the notes and have no obligations with respect to the amount to be paid to you at maturity.

For notes whose performance is linked to a stock index, the least performing stock index included in a basket of stock indices or the least performing basket component included in a basket of YEELDS® components that includes one or more stock indices, Barclays Bank PLC and its affiliates generally do not have any affiliation with the publisher of the stock index or any of the stock indices included in a basket and are not responsible for their public disclosure of information.

Each publisher of a stock index or stock index included in a basket provides and services such stock index. Barclays Bank PLC and its affiliates generally are not affiliated with the publishers of such indices in any way (except for licensing arrangements) and have no ability to control or predict their actions, including any errors in or discontinuance of disclosure regarding their methods or policies relating to the calculation of the stock index or stock index included in a basket. Except in cases where Barclays Bank PLC or an affiliate is the publisher of the stock index or one or more stock indices included in a basket, the publishers of the stock index or any stock index included in a basket are not involved in this offering of notes in any way.

The publishers of the stock index or any stock index included in a basket (including where Barclays Bank PLC or an affiliate is the publisher) have no obligation to consider your interests as an owner of the notes in taking any actions that might affect the value of your notes.

Neither Barclays Bank PLC nor any of its affiliates assumes any responsibility for the adequacy or accuracy of the information about the stock index or any of the stock indices included in a basket or the publishers of such indices (except to the extent that Barclays Bank PLC or an affiliate is the publisher) contained in any public disclosure of information by such publishers. You, as an investor in the notes, should make your own investigation into the stock index or any stock indices included in a basket and the publishers of such indices.

For notes whose performance is linked to an exchange traded fund, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components that includes one or more exchange traded funds, Barclays Bank PLC and its affiliates generally do not have any affiliation with the investment advisor and are not responsible for their public disclosure of information.

Each investment advisor of an exchange traded fund advises such exchange traded fund. Unless otherwise specified in the relevant pricing supplement, Barclays Bank PLC and its affiliates generally are not affiliated with the investment advisors of such exchange traded funds in any way (except for licensing arrangements) and have no ability to control or predict their actions, including any errors in or discontinuance of disclosure regarding their methods or policies relating to the exchange traded fund. Except in cases where an affiliate of Barclays Bank PLC is the investment advisor of the exchange traded fund, the investment advisor is not involved in this offering of notes in any way.

The investment advisor of such exchange traded fund (including where an affiliate of Barclays Bank PLC is the investment advisor of such exchange traded fund) has no obligation to consider your interests as an owner of the notes in taking any actions that might affect the value of your notes.

Neither Barclays Bank PLC nor any of its affiliates assumes any responsibility for the adequacy or accuracy of the information about the exchange traded fund or the investment advisor of such exchange traded fund (except to the extent that an affiliate of Barclays Bank PLC is the investment advisor and only with respect to such exchange traded fund) contained in any public disclosure of information by such investment advisor. You, as an investor in the notes, should make your own investigation into the exchange traded fund.

If the common stock is a security issued by a foreign company, or one or more common stocks included in or underlying the stock index, the exchange traded fund or the basket, are securities issued by foreign companies, an investment in the notes is subject to risks associated with foreign securities markets.

Foreign securities markets may be more volatile than U.S. securities markets, and market developments may affect a foreign market differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volume in those markets. Also, there is generally less publicly available information about foreign companies that are not subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in different respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

If the common stock, or any common stock included in or underlying the stock index, the exchange traded fund or the basket, is a security issued by a foreign company, the time difference between the cities where such securities trade and New York City may create discrepancies in trading prices.

As a result of the time difference between the cities where the common stock, or any common stock included in or underlying the stock index, the exchange traded fund or the basket, as the case may be, trade and New York City (where the notes may trade), there may be discrepancies between the price of the common stock or such common stocks and the trading prices of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a foreign country), as a result of which the price of the common stock, or any common stock included in or underlying the stock index, the exchange traded fund or the basket, as the case may be, remains unchanged for several trading days in New York City.

You have no shareholder rights.

Investing in the notes is not equivalent to investing in the common stock, the common stocks underlying the stock index, the exchange traded fund, the common stocks underlying the exchange traded fund, the common stocks included in the basket of common stocks, the common stocks underlying the stock indices included in the basket of stock indices, the common stocks underlying the exchange traded funds included in the basket of exchange traded funds or the common stocks included in, or underlying any basket components included in, the basket of YEELDS® components (or any other equity securities included in the calculation of the amount payable at maturity), as the case may be. As an investor in the notes, you will not have voting rights or rights to receive dividends or other distributions (although in the case of notes whose performance is linked to a common stock, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components that includes one or more common stocks or exchange traded funds, the closing price for such common stock, exchange traded fund, least performing common stock, least performing exchange traded fund or least performing basket component, as the case may be, may be adjusted to reflect changes in the rate of dividends on such stocks or shares) or any other rights with respect to any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), the common stocks that make up any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), the shares of any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or the shares of common stock underlying any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), or any other equity securities included in the calculation of the settlement value, as the case may be.

Our Business Activities May Create Conflicts of Interest.

We and our affiliates may engage in trading activities related to any common stock (including any common stock underlying or included in the stock index or the exchange traded fund, or any common stock underlying or included in any stock indices or exchange traded funds included in a basket of common stocks, stock indices, exchange traded funds or YEELDS® components), any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components) or any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) that are not for the account of holders of notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the notes and the interest that we and our affiliates will have in our proprietary accounts, in facilitating transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the value of any such common stock, stock index, exchange traded fund or instruments related to any of the foregoing, could be adverse to the interests of holders of the notes.

In addition, we and our affiliates may have published and may in the future publish research reports with respect to any common stock (including any common stock underlying or included in the stock index or the exchange traded fund, or any common stock underlying or included in any stock indices or exchange traded funds included in a basket of common stocks, stock indices, exchange traded funds or YEELDS® components), any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or instruments related to any of the foregoing. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. The research should not be viewed as a recommendation or endorsement of the notes in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by us, Barclays Capital Inc. or our other affiliates may affect prevailing prices of any such common stock, stock index, exchange traded fund or instruments related to any of the foregoing, and therefore, the market value of the notes. With respect to any of the activities described above, neither Barclays Bank PLC nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the notes into consideration at any time.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

Initially, Barclays Bank PLC will serve as the calculation agent. The calculation agent will, among other things, decide the amount you will receive on the notes, whether adjustments should be made to the settlement values, conversion values or multipliers, which alterations should made to the method of calculation of a discontinued index or its successor index and whether a market disruption event has occurred. As a result, potential conflicts of interest may exist between Barclays Capital Inc. and you. See “Description of the Notes—Payment at maturity,” “—Adjustments to multipliers and to securities included in the calculation of the settlement value”, “—Discontinuance of one or more relevant indices; Alteration of method of calculation” and “—Market disruption events.”

The calculation agent will exercise its judgment when performing its functions. Since determinations by the calculation agent may affect the market value of the notes, the calculation agent may have a conflict of interest if it needs to make any such determination.

Purchases and sales of the common stock, the common stocks underlying or included in the stock index or the exchange traded fund, or the common stock included in, or underlying the stock indices or exchange traded funds included in, the baskets, as the case may be (or any other equity securities included in the calculation of the settlement value) by Barclays Bank PLC and its affiliates could affect the prices of these common stocks, shares or securities, or those other equity securities or the settlement value.

Barclays Bank PLC and its affiliates, including Barclays Capital Inc., may from time to time buy or sell the common stock, the common stocks underlying or included in the stock index or the exchange traded fund, or the common stock included in, or underlying the stock indices or exchange traded funds included in, the basket of common stocks, stock indices, exchange traded funds or YEELDS® components, as the case may be, or other equity securities or derivative instruments related to these common stocks, shares or securities (or any other equity securities included in the calculation of the settlement value), for their own accounts in connection with their normal business practices or in connection with hedging of Barclays Bank PLC’s obligations under the notes. These transactions could affect the prices of these common stocks, shares or securities or those other equity securities in a way that could adversely affect the value of the notes. See “Use of Proceeds and Hedging.”

The tax consequences of an investment in the notes are uncertain.

The U.S. federal income tax treatment of the notes is uncertain and the Internal Revenue Service could assert that the notes should be taxed in a manner that is different than described in this product supplement. As discussed further below, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the notes, and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. It is possible, that under such guidance, holders of the notes will ultimately be required to accrue income of a rate that could potentially exceed the interest paid currently on the notes (if any).

For a discussion of the U.S. federal income tax treatment applicable to your notes as well as potential alternative characterizations for your notes, please see the discussion under “Certain United States Federal Income Tax Consequences” below.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements the description of the general terms and provisions of the debt securities set forth in the base prospectus and the description of the general terms and provisions of the Medium-Term Notes set forth in the prospectus supplement. If any information in this YEELDS® product supplement is inconsistent with the prospectus supplement or the base prospectus, you should rely on this YEELDS® product supplement.

The pricing supplement for each series of notes will contain the specific information and terms for that series. If any information in the relevant pricing supplement is inconsistent with this YEELDS® product supplement, the prospectus supplement or the base prospectus, you should rely on the information in the relevant pricing supplement. The relevant pricing supplement may also add, update or change information contained in the base prospectus, the prospectus supplement and this YEELDS® product supplement. It is important for you to consider the information contained in the base prospectus, the prospectus supplement, this YEELDS® product supplement and the relevant pricing supplement in making your investment decision.

General

The notes are to be issued as a series of debt securities under the senior indenture, which is more fully described in the base prospectus. For a description of the rights attaching to different series of debt securities under the senior indenture, you should refer to the sections entitled “Description of Medium-Term Notes” and “Terms of the Notes” in the prospectus supplement and the section entitled “Description of Debt Securities” in the base prospectus. The notes are “Senior Debt Securities” as described in the base prospectus. The Bank of New York Mellon is trustee under the senior indenture.

Barclays Bank PLC may initially issue up to the aggregate principal amount of notes of any series set forth on the cover page of the relevant pricing supplement (or if the pricing supplement indicates that an over-allotment option has been granted, up to that amount plus the amount of the option). Barclays Bank PLC may, without the consent of the holders of the notes of that series, create and issue additional notes ranking equally with the notes of that series and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the notes. No additional notes of a series can be issued if an event of default has occurred with respect to the notes of that series.

The notes will be issued in denominations specified in the relevant pricing supplement.

Common stock, common stock issuer, stock index, exchange traded fund and basket

In this YEELDS® product supplement, when we refer to the common stock, we mean the common stock or other equity securities of the issuer specified in the relevant pricing supplement, and when we refer to the common stock issuer, we refer to that issuer. When we refer to the stock index or exchange traded fund, we refer to the stock index or exchange traded fund specified in the relevant pricing supplement. When we refer to the basket, we refer to the basket of common stocks, basket of stock indices, basket of exchange traded funds or basket of YEELDS® components specified in the relevant pricing supplement.

Payments prior to maturity

The relevant pricing supplement will specify the interest rate, if any, that will apply to the notes, the interest payment dates and the related record dates. Interest will be calculated based upon the principal amount of the notes and will accrue from and including the original issue date of the notes to but excluding the date the notes mature. If the stated maturity date is postponed due to a market disruption event or otherwise, interest will continue to accrue during the period from the stated maturity date to but excluding the date the notes are paid. Barclays Bank PLC will pay interest to the person in whose name a note is registered at the close of business on the record date indicated in the pricing supplement. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months. If any interest payment date is not a business day, you will receive payment on the following business day unless that day falls in the next calendar month, in which case payment will be made on the first preceding day which is a business day.

Unless otherwise specified in the relevant pricing supplement, the notes will not be redeemable or repayable prior to maturity, either at the option of Barclays Bank PLC or of the holder. If the relevant pricing supplement provides for a redemption or repurchase feature, the details of such redemption or repurchase feature will be specified in the relevant pricing supplement.

Payment at maturity

The notes will mature on the date specified in the relevant pricing supplement unless postponed because the valuation date or, if applicable, any averaging day, is postponed; see “—Settlement value” below.

In respect of any notes linked to a common stock, a stock index or an exchange traded fund, you will be entitled to receive per note, in addition to any accrued but unpaid interest, either:

•	if the relevant pricing supplement does not provide for an equity cap price, the conversion value; or

•	if the relevant pricing supplement provides for an equity cap price, the lesser of (a) the conversion value and (b) the equity cap price,

as specified by the relevant pricing supplement.

In respect of any notes linked to the least performing common stock included in a basket of common stocks, the least performing stock index included in a basket of stock indices, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components, you will be entitled to receive per note, in addition to any accrued but unpaid interest, either:

•

if the relevant pricing supplement does not provide for an equity cap price, the conversion value of the common stock having the lowest conversion value from among the common stocks included in the basket (the “least performing common stock”), the conversion value of the stock index having the lowest conversion value from among the stock indices included in the basket (the “least performing stock index”), the conversion value of the exchange traded fund having the lowest conversion value from among the exchange traded funds included in the basket (the “least performing exchange traded fund”) or the conversion value of the basket component having the lowest conversion value from among the YEELDS® components included in the basket (the “least performing basket component”), as the case may be; or

•

if the relevant pricing supplement provides for an equity cap price, the lesser of (a) the conversion value of the least performing common stock, the least performing stock index, the least performing exchange traded fund or the least performing basket component, as the case may be, and (b) the equity cap price, as specified by the relevant pricing supplement.

If the relevant pricing supplement provides for a trigger event and unless otherwise specified in such pricing supplement, the payment at maturity will equal the lesser of the applicable conversion value and the equity cap price, provided that if (a) the specified trigger event has not occurred and (b) the applicable conversion value is less than the principal amount per note, the payment at maturity will equal the principal amount per note.

The amount due at maturity may be paid in shares of the common stock, the least performing common stock or the least performing basket component (if the least performing basket component is a common stock), as the case may be, as described below under “—Stock settlement.” Unless Barclays Bank PLC or the holder of the notes, as applicable, elects the stock settlement option, Barclays Bank PLC will pay the amount due on the stated maturity date in cash. If stock settlement is an option, the relevant pricing supplement will also specify whether Barclays Bank PLC has the option to settle the notes at maturity with shares of the common stock, the least performing common stock or, if applicable, the least performing basket component (and any other equity security included in the calculation of the settlement value), or whether the holders of the notes have the option of electing stock settlement at maturity.

The payment on the stated maturity date may be postponed if the valuation date or, if applicable, any averaging day, is postponed, as described below under “—Settlement value.” Unless otherwise specified in the relevant pricing supplement, the valuation date for purposes of the payment on the stated maturity date is the fifth business day prior to the stated maturity date.

Determination of least performing basket component included in a basket of YEELDS® components

In the case of notes whose performance is linked to the least performing basket component included in a basket of YEELDS® components, such basket will be composed of a combination of common stocks, stock indices and/or exchange traded funds. As described below, because the settlement value of a common stock or an exchange traded fund is calculated by reference to the adjusted closing price of such common stock or exchange traded fund, and the settlement value of a stock index is calculated by reference to the closing level of such stock index, a mechanism is required to permit an evaluation on comparable terms of the relative performance of the different basket components. Accordingly, the conversion ratio of each basket component will be set such that the settlement value of each basket component is determined on comparable terms with the other basket components. The relevant pricing supplement will specify the conversion ratios of each basket component.

Determination of conversion value

Unless otherwise specified in the relevant pricing supplement, the conversion value per note will be determined by the calculation agent by the following formula:

(1)

the settlement value of the common stock, stock index, exchange traded fund, relevant common stock included in a basket of common stocks, relevant stock index included in a basket of stock indices or relevant basket component included in a basket of YEELDS® components, as the case may be; times

(2)	the applicable conversion ratio.

The amount you receive at maturity may be less than the principal amount and, if applicable, will not exceed the equity cap price, provided that your pricing supplement specifies such a cap price. In addition, you may, under certain circumstances, receive less than the amount you would otherwise receive if Barclays Bank PLC pays the amount due at maturity in shares of the common stock, the least performing common stock or the least performing basket component (if the least performing basket component is a common stock), as the case may be, as described below under “—Stock settlement.”

The conversion ratio(s) and, if applicable, the equity cap price will be specified in the relevant pricing supplement. In the case of notes whose performance is linked to a common stock, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components (in the case of basket components that are common stocks or exchange traded funds), the applicable conversion ratio will reflect the number of shares of such common stock or exchange traded fund to which each note is exposed.

The relevant pricing supplement will contain examples of how the conversion value will be calculated.

Settlement value

Unless indicated otherwise in the relevant pricing supplement, the settlement value used for calculating the conversion value on the stated maturity date will generally be based on the adjusted closing price of the common stock, the closing level of the stock index, the adjusted closing price of the exchange traded fund, the adjusted closing price of the relevant common stock included in a basket of common stocks, the closing level of the relevant stock index included in a basket of stock indices, the adjusted closing price of the relevant exchange traded fund included in a basket of exchange traded funds or the adjusted closing price or closing level, as applicable, of the relevant basket component included in a basket of YEELDS® components, as the case may be, on the valuation date; provided that if the calculation agent determines that a market disruption event has occurred on any such day or if such day is not a scheduled trading day, the valuation date will be postponed, and the settlement value will, subject to certain limitations, be based on the adjusted closing price of the common stock, the closing level of the stock index, the adjusted closing price of the exchange traded fund, the adjusted closing price of such common stock included in a basket of common stocks, the closing level of such stock index included in a basket of stock indices, the adjusted closing price of such exchange traded fund included in a basket of exchange traded funds or the adjusted closing price or closing level, as applicable, of such basket component included in a basket of YEELDS® components, as the case may be, on the next succeeding scheduled trading day on which no market disruption event occurs.

Any such postponement of the valuation date will cause the payment you receive to be postponed by a number of business days equal to the number of scheduled trading days by which the valuation date is postponed. If applicable, the settlement value will also include any other equity securities or any cash received by a holder of the common stock, the exchange traded fund, the relevant common stock included in a basket of common stocks, the relevant exchange traded fund included in a basket of exchange traded funds or, if applicable, the relevant basket component included in a basket of YEELDS® components, as the case may be, as a result of transactions, events or occurrences as described below. See “—Market disruption events” and “—Adjustments to multipliers and to securities included in the calculation of the settlement value” for details.

Calculation of the settlement value

Unless indicated otherwise in the relevant pricing supplement, for notes whose performance is linked to a common stock, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing exchange traded fund included in a basket of exchange traded funds or, if applicable, the least performing basket component included in a basket of YEELDS® components, the settlement value will be equal to the product of a specified multiplier times the adjusted closing price of the relevant common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) or the relevant exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be.

Unless indicated otherwise in the relevant pricing supplement, for notes whose performance is linked to a stock index, the least performing stock index included in a basket of stock indices or the least performing basket component included in a basket of YEELDS® components that includes one or more stock indices, the settlement value will be equal to the closing level of the relevant stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), as the case may be.

Settlement value based upon an arithmetic average

If specified in the relevant pricing supplement, the settlement value may be based upon the arithmetic average of the adjusted closing price of the common stock, the closing level of the stock index, the adjusted closing price of the exchange traded fund, the adjusted closing price of the relevant common stock included in a basket of common stocks, the closing level of the relevant stock index included in a basket of stock indices, the adjusted closing price of the relevant exchange traded fund included in a basket of exchange traded funds or the adjusted closing price or closing level, as applicable, of the relevant basket component included in a basket of YEELDS® components, as the case may be. The settlement value will generally be based upon such arithmetic average on each of a specified number of scheduled trading days ending on, and including, the valuation date (each, an “averaging day”, and together, the “averaging period”).

If applicable, and unless indicated otherwise in the relevant pricing supplement, for notes whose performance is linked to a common stock, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components, if such basket component is a common stock or an exchange traded fund, the settlement value will be equal to the arithmetic average of the product of the adjusted closing price of the relevant common stock or exchange traded fund, as applicable, on each of the averaging days times a multiplier.

If applicable, and unless indicated otherwise in the relevant pricing supplement, for notes whose performance is linked to a stock index, the least performing stock index included in a basket of stock indices or the least performing basket component included in a basket of YEELDS® components, if such basket component is a stock index, the settlement value will be equal to the arithmetic average of the closing level of the relevant stock index on each of the averaging days.

Multipliers

If applicable, the initial value of the multiplier will be specified in the relevant pricing supplement and will be subject to adjustment. See “—Adjustments to multipliers and to securities included in the calculation of the settlement value.”

Adjusted closing prices

Unless otherwise specified in the relevant pricing supplement, the adjusted closing price of any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) or any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be, on any scheduled trading day will be equal to the sum of (1) the closing price of such common stock or exchange traded fund, as the case may be, and (2) any applicable dividend adjustment amount (which may be a positive or negative number or zero) in effect on such scheduled trading day. Unless indicated otherwise in the relevant pricing supplement, the dividend adjustment amount shall initially be zero.

Dividend adjustment amount

The dividend adjustment amount is equal to the difference between the actual aggregate dividend and the expected aggregate dividend, in each case as of any scheduled trading day, which difference may be positive, negative or zero.

The “actual aggregate dividend” is calculated as follows:

•

If ex-dividend dates occur within the period from, but excluding, the date of the relevant pricing supplement to, and including, such scheduled trading day, the actual aggregate dividend shall be the sum of declared cash dividends corresponding to all such ex-dividend dates per share of the common stock, exchange traded fund, relevant common stock included in a basket of common stocks, relevant exchange traded fund included in a basket of exchange traded funds or, if applicable, relevant basket component included in a basket of YEELDS® components, as the case may be.

•

If no ex-dividend dates occur within the period from, but excluding, the date of the relevant pricing supplement to, and including, such scheduled trading day, the actual aggregate dividend shall be zero.

The value of the “expected aggregate dividend” of the relevant common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) or exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be, will be specified in the relevant pricing supplement.

The expected aggregate dividend on any expected ex-dividend date is subject to adjustment in the event of certain events affecting the shares of the relevant common stock or the shares of the exchange traded fund, as the case may be, such as share splits, reverse share splits or reclassifications, as determined by the calculation agent, in its good faith judgment.

To the extent any security other than the common stock, the exchange traded fund, the least performing common stock, the least performing exchange traded fund or, if applicable, the least performing basket component, is a settlement value security and the issuer of such security changes the per share amount of dividends it pays on its shares of the relevant common stock or exchange traded fund, as the case may be, the calculation agent will determine whether or not to calculate the value of such security in a manner comparable to that described in the preceding paragraphs with respect to the common stock, the exchange traded fund, the least performing common stock, the least performing exchange traded fund or, if applicable, the least performing basket component.

Certain defined terms

The “closing price” of a common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), an exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or any other equity security included in the calculation of the settlement value, on any scheduled trading day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a securities exchange, then the closing price of the security will be determined using the average execution price per share that an affiliate of Barclays Bank PLC pays or receives upon the purchase or sale of the security used to hedge Barclays Bank PLC’s obligations under the notes.

The “closing level” of a stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components) on any scheduled trading day means the closing level of the index on that day, as reported by the publisher of such index or as determined by the calculation agent under the circumstances described below under “Discontinuance of one or more relevant indices; Alteration of method of calculation”, on such day.

The “relevant exchange” for any security means the primary U.S. exchange, quotation system, including any bulletin board service, or market on which that security is traded, or in case the common stock or security is not listed or quoted in the United States, the primary exchange, quotation system or market for the security.

“Scheduled trading day” means (a) in the case of any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components), or any share of an exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) or any other equity security included in the calculation of the settlement value, any day on which the relevant exchange for such security is scheduled to be open for trading for its regular trading session and (b) in the case of a stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), any day on which such index is published by its publisher or otherwise determined by the calculation agent as described in “Discontinuance of one or more relevant indices; Alteration of method of calculation.”

“Business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.

Trigger events

If the relevant pricing supplement provides for a trigger event, details of such trigger event, including the trigger price(s) or the trigger level(s), as the case may be, will be specified in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, a “trigger event” will occur if, on any scheduled trading day during the monitoring period:

•

(1) the intraday lowest price of the underlying common stock, the underlying exchange traded fund, any common stock included in a basket of common stocks, any exchange traded fund included in a basket of exchange traded funds or, if applicable, any basket component in a basket of YEELDS® components, as the case may be, is less than the applicable trigger price, or

•

(2) the intraday lowest level of the underlying stock index, any stock index included in a basket of stock indices or, if applicable, any basket component in a basket of YEELDS® components, as the case may be, is less than the applicable trigger level.

The trigger price(s) or trigger level(s), as applicable, will be specified in the relevant pricing supplement.

For the avoidance of doubt, in the case of notes whose performance is linked to the least performing common stock included in a basket of common stocks, the least performing stock index included in a basket of stock indices, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components, each common stock, stock index, exchange traded fund or basket component, as the case may be, will have a corresponding trigger price or level, as applicable.

Unless otherwise specified in the relevant pricing supplement, the “monitoring period” is the period from, but excluding, the date of the relevant pricing supplement to, and including, the valuation date.

The “intraday lowest price” means on any scheduled trading day, the product of (1) the lowest reported price of the relevant common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) or the relevant exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), as the case may be, as determined by the calculation agent during intraday trading on such scheduled trading day, plus the dividend adjustment amount as of such scheduled trading day, times (2) the multiplier then in effect.

The “intraday lowest level” means on any scheduled trading day, the lowest reported level of the relevant stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), as the case may be, as determined by the calculation agent during intraday trading on such scheduled trading day.

Current conversion values

You may e-mail Barclays Bank PLC at us.syndicate.ops@barcap.com to obtain the conversion values and, in the case of notes whose performance is linked to a common stock, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing exchange traded fund included in a basket of exchange traded funds or, if applicable, the least performing basket component included in a basket of YEELDS® components, the number of shares and other equity securities included in the calculation of the settlement value per note and the current value of the dividend adjustment amount, calculated as if the conversion value and, if applicable, the identity of the least performing common stock, the least performing stock index, the least performing exchange traded fund or the least performing basket component, were being determined on that date.

Adjustments to multipliers and to securities included in the calculation of the settlement value

The multiplier for any security included in the calculation of the settlement value will represent the number of those securities included in the calculation of the settlement value. The initial multiplier for any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) or exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) will be 1.0, unless otherwise specified in the relevant pricing supplement.

Unless indicated otherwise in the relevant pricing supplement, for notes whose performance is linked to a common stock, an exchange traded fund, the least performing common stock included in a basket of common stocks, the least performing exchange traded fund included in a basket of exchange traded funds or, if applicable, the least performing basket component included in a basket of YEELDS® components, adjustments to multipliers and to equity securities included in the calculation of the settlement value will be made by adjusting the multipliers then in effect for the securities, by adding new securities or cash and/or by removing current securities in the circumstances described in the accompanying prospectus supplement under “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds”.

For example, if a common stock is subject to a stock split or reverse stock split, once the split has become effective, the multiplier relating to that common stock will be adjusted. The multiplier will be adjusted to equal the product of (1) the number of shares outstanding after the split with respect to each share immediately prior to effectiveness of the split, and (2) the prior multiplier.

In addition, if a common stock is subject to an extraordinary stock dividend or extraordinary stock distribution in common stock that is given equally to all holders of shares, then once the common stock is trading ex-dividend, the multiplier will be increased by the product of (1) the number of shares issued with respect to one share, and (2) the prior multiplier.

For a discussion of adjustments that may be made in the event of a merger or consolidation of an issuer of a common stock, please see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset—Reorganization Events” and “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset—Adjustments for Reorganization Events”.

Please also see the discussion under “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset—Additional Adjustment Events” in the accompanying prospectus supplement for a description of adjustments that may be made under certain additional circumstances described therein.

Discontinuance of an exchange traded fund

Please see the discussion under “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” in the accompanying prospectus supplement for a description of the procedures to be taken by the calculation agent in the event that an exchange traded fund is discontinued.

Discontinuance of one or more relevant indices; Alteration of method of calculation

Please see the discussion under “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the accompanying prospectus supplement for a description of the procedures to be taken by the calculation agent in the event that one or more relevant indices is discontinued or altered.

Market disruption events

Unless otherwise specified in the relevant pricing supplement, if the calculation agent determines that one or more market disruption events have occurred on the day that would otherwise be the valuation date or an averaging day with respect to the common stock, the stock index, the exchange traded fund, any common stock included in a basket of common stocks or a basket of YEELDS® components, any stock index included in a basket of stock indices or a basket of YEELDS® components, or any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components, as the case may be, or any equity security included in the calculation of the settlement value, or if that day is not a scheduled trading day with respect to such securities, the valuation date or averaging day, as applicable, will be postponed and the calculation agent will determine the settlement value on the next scheduled trading day on which no market disruption event occurs.

Unless otherwise specified in the relevant pricing supplement, if a market disruption event occurs on each of the eight scheduled trading days following the originally scheduled valuation date or the originally scheduled averaging day, then that eighth scheduled trading day shall be deemed to be the valuation date or the averaging day, as applicable, and the calculation agent shall determine the adjusted closing price of the affected common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) or exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components), or the closing level of the affected stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components), as applicable, that may be included in the calculation of the settlement value, based upon its estimate of the value of such securities, as of the close of trading on that eighth scheduled trading day. Postponement of the date that would otherwise be the valuation date or, if applicable, any averaging day will cause the payment you receive to be postponed by a number of business days equal to the number of scheduled trading days by which the valuation date or any such averaging day, as the case may be, is postponed.

Market disruption events with respect to notes whose performance is linked to a common stock, the least performing common stock included in a basket of common stocks or the least performing basket component included in a basket of YEELDS® components that includes one or more common stocks

Please see the discussion under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement for a description of market disruption events applicable to notes whose performance is linked to a common stock, the least performing common stock included in a basket of common stocks or the least performing basket component included in a basket of YEELDS® components that includes one or more common stocks.

In the case of notes whose performance is linked to the least performing common stock included in a basket of common stocks or the least performing basket component included in a basket of YEELDS® components that includes one or more common stocks, a market disruption event with respect to such basket will occur if a market disruption event occurs with respect to any of the common stocks included in the basket (or other equity securities included in the calculation of the settlement value).

Market disruption events with respect to notes whose performance is linked to an exchange traded fund, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components that includes one or more exchange traded funds

Please see the discussion under “Reference Assets—Exchange-Traded Funds—Market Disruption Events Relating to Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange Traded Funds” in the accompanying prospectus supplement for a description of market disruption events applicable to notes whose performance is linked to an exchange traded fund, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components that includes one or more exchange traded funds.

In the case of notes whose performance is linked to the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components that includes one or more exchange traded funds, a market disruption event with respect to such basket will occur if a market disruption event occurs with respect to any of the exchange traded funds included in the basket (or other equity securities included in the calculation of the settlement value).

Market disruption events with respect to notes whose performance is linked to a stock index, the least performing stock index included in a basket of stock indices or the least performing basket component included in a basket of YEELDS® components that includes one or more stock indices

Please see the discussion under “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Commodities)” in the accompanying prospectus supplement for a description of market disruption events applicable to notes whose performance is linked to a stock index, the least performing stock index included in a basket of stock indices or the least performing basket component included in a basket of YEELDS® components that includes one or more stock indices.

In the case of notes whose performance is linked to the least performing stock index included in a basket of stock indices or the least performing basket component included in a basket of YEELDS® components that includes one or more stock indices, a market disruption event with respect to such basket will occur if a market disruption event occurs with respect to any of the stock indices included in the basket (or other equity securities included in the calculation of the settlement value).

Events have occurred in the past that would constitute market disruption events. The existence or non-existence of such circumstances in the past, however, is not necessarily indicative of the likelihood of those circumstances arising or not arising in the future and Barclays Bank PLC cannot predict the likelihood of a market disruption event in the future.

Stock settlement

The relevant pricing supplement will specify whether and under what circumstances the stock settlement at maturity will be available.

In the case of notes whose performance is linked to a common stock, the least performing common stock included in a basket of common stocks or the least performing basket component included in a basket of YEELDS® components (if the least performing basket component is a common stock), unless otherwise specified in the relevant pricing supplement, if and to the extent stock settlement is available, Barclays Bank PLC may pay the amount due at maturity, subject to the following paragraph, by delivering to you:

•

If there is no averaging period: a number of shares of the common stock, the least performing common stock or, if applicable, the least performing basket component, as the case may be, equal to (1) the total cash value of payment due at maturity on the number of notes you own, divided by (2) the closing price of such common stock, least performing common stock or least performing basket component on the valuation date.

•

If there is an averaging period: a number of shares of the common stock equal to the sum of the daily settlement share numbers for each averaging day during the averaging period. If applicable, the formula for determining the “daily settlement share number” for each averaging day will be specified in the relevant pricing supplement. For the avoidance of doubt, if there is an averaging period, the stock settlement option will not be available in the case of notes whose performance is linked to the least performing common stock or, if applicable, the least performing basket component.

Upon the occurrence of certain events, or if the common stock issuer, the least performing common stock issuer or, if applicable, the least performing basket component issuer, as the case may be, is involved in certain transactions, the number of shares of the common stock, the least performing common stock or, if applicable, the least performing basket component, as the case may be, to be delivered may be adjusted and Barclays Bank PLC may, at its option, deliver, in lieu of or in addition to the common stock, the least performing common stock or, if applicable, the least performing basket component, as the case may be, cash and any other equity securities used in the calculation of the settlement value, all as described above under “Description of the Notes—Adjustments to multipliers and to securities included in the calculation of the settlement value.”

If the calculations above result in fractional shares, Barclays Bank PLC will pay cash to you in an amount equal to the value of the fractional shares based upon the adjusted closing price of the common stock, the least performing common stock or, if applicable, the least performing basket component, as the case may be, or such other equity securities on the valuation date or during the averaging period, as the case may be.

If stock settlement at maturity is available and Barclays Bank PLC elects such stock settlement option, Barclays Bank PLC will provide the trustee with not less than three business days’ prior written notice of such election.

Unless otherwise specified in the relevant pricing supplement, if stock settlement is available at the option of the holder of the notes and the noteholder elects such stock settlement option, such noteholder must provide the trustee with written notice of such election no later than one business day prior to the valuation date, or if there is an averaging period, one business day prior to the first averaging date.

If Barclays Bank PLC determines that it is prohibited from delivering shares of the common stock, the least performing common stock or, if applicable, the least performing basket component, as the case may be, or other equity securities or that it would otherwise be unduly burdensome to do so, it will pay the entire amount due at maturity in cash.

Because the conversion value will ordinarily be determined prior to the stated maturity date, if the notes are settled with stock at maturity the effect to holders will be as if the notes matured prior to the stated maturity date. Thus, the value of the shares of the common stock, the least performing common stock or, if applicable, the least performing basket component, as the case may be, and any other equity securities and cash that you receive at maturity may be more or less than the amount you would have received had the notes not been stock settled as a result of fluctuations in the value of these securities during the period between the valuation date and the stated maturity date. Consequently, it is possible that the aggregate value of the securities and cash that you receive at maturity may be less than the amount you would have received had there not been stock settlement.

Unless the stock settlement option is specified in the relevant pricing supplement, Barclays Bank PLC will pay the amount due at maturity in cash.

Hypothetical returns

The relevant pricing supplement will include a table that will illustrate hypothetical rates of return on an investment in the notes described in the pricing supplement, calculated for a range of hypothetical conversion values, in each case assuming that the investment is held from the date on which the notes are first issued until the stated maturity date.

Any table setting forth hypothetical rates of return will be provided for purposes of illustration only. The actual amount received by investors and the resulting total and pre-tax rates of return will depend entirely on the actual conversion value, determined by the calculation agent. In particular, the actual conversion value could be lower or higher than those reflected in the table.

You should compare the features of a series of notes to other available investments before deciding to purchase the notes. Due to the uncertainty as to whether the conversion value at maturity will be greater than the principal amount, the return on investment with respect to the notes may be higher or lower than the return available on other securities issued by Barclays Bank PLC or by others and available through Barclays Capital Inc. You should reach an investment decision only after carefully considering the suitability of the notes in light of your particular circumstances.

Role of Calculation agent

Initially, Barclays Bank PLC will serve as the calculation agent for each series of notes. We may change the calculation agent after the original issue date of the notes without notice. The calculation agent will, in its sole discretion, make all determinations regarding the amount you receive at maturity, settlement values, conversion values, multipliers, market disruption events, valuation dates, averaging days, successor indices, the adjusted closing prices or closing levels of the common stock, stock index, exchange traded fund, least performing common stock included in a basket of common stocks, least performing stock index included in a basket of stock indices, least performing exchange traded fund included in a basket of exchange traded funds or least performing basket component included in a basket of YEELDS® components, as the case may be, the identity of the least performing common stock, the least performing stock index, the least performing exchange traded fund or the least performing basket component, as the case may be, and the number of shares of the common stock, the least performing common stock or the least performing basket component (if the least performing basket component is a common stock) you receive at maturity, if the notes are stock settled, and any other calculations or determinations to be made by the calculation agent as specified herein or in the relevant pricing supplement.

Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Default amount on acceleration

If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under “—Default Amount.”

For the purpose of determining whether the holders of our medium-term notes, of which the notes are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the note may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities—Modification and Waiver” and “—Senior Events of Default; Subordinated Events of Default and Defaults; Limitations of Remedies.”

In any such case where the relevant pricing supplement provides for a stock settlement option, Barclays Bank PLC or the holders of the notes, as the case may be, will be deemed to have elected to pay or to be paid, as applicable, in cash and not in shares of the common stock or the least performing common stock, as the case may be (or shares of any other equity securities used in the calculation of the amount payable at maturity). See “Description of Debt Securities—Senior Events of Default; Subordinated Event of Default and Defaults; Limitation of Remedies” in the base prospectus.

Default Amount

The default amount for the notes on any day will be an amount, determined by the calculation agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services, or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

COMMON STOCK INFORMATION

Information about the relevant stock issuers

In the case of notes whose performance is linked to a common stock, the least performing common stock included in a basket of common stocks or the least performing basket component included in a basket of YEELDS® components that includes one or more common stocks, Barclays Bank PLC will provide in the relevant pricing supplement summary information regarding the business of the issuers of such stocks based on their publicly available documents. In addition, information regarding an issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

In connection with any series of notes, neither Barclays Bank PLC nor any of its affiliates will have participated in the preparation of such documents or made any due diligence inquiry with respect to any issuer. Neither Barclays Bank PLC nor any of its affiliates makes any representation that such publicly available documents are, or any other publicly available information regarding an issuer is, accurate or complete. Furthermore, Barclays Bank PLC and its affiliates cannot give any assurance that all events occurring prior to the date a series of notes is offered (including events that would affect the accuracy or completeness of the publicly available documents) that would affect the trading prices of the stock of an issuer have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning an issuer could affect the value received at maturity with respect to the notes and therefore the trading prices of the notes.

Neither Barclays Bank PLC nor any of its affiliates makes any representation to you as to the performance of any such issuer.

Barclays Bank PLC and/or its affiliates may presently or from time to time engage in business with any such issuer, including extending loans to, entering into loans with, or making equity investments in, an issuer or providing advisory services to the issuer, including merger and acquisition advisory services.

In the course of such business, Barclays Bank PLC and/or its affiliates may acquire non-public information with respect to such an issuer, and neither Barclays Bank PLC nor any of its affiliates undertakes to disclose any such information to you. In addition, one or more of Barclays Bank PLC’s affiliates may publish research reports with respect to an issuer, and these reports may or may not recommend that investors buy or hold the common stock of the issuer. As an investor in a note, you should undertake an independent investigation of the issuers to whose common stocks the notes are linked as in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Historical trading price information

In the case of notes whose performance is linked to a common stock, to the least performing common stock included in a basket of common stocks or to the least performing basket component included in a basket of YEELDS® components that includes one or more common stocks, Barclays Bank PLC will provide historical price information on the common stock or the common stocks included in the basket, as the case may be, in the relevant pricing supplement. The historical prices of common stocks are not necessarily indicative of future performance. Barclays Bank PLC cannot assure you that the prices of the common stock or the common stocks included in a basket will increase sufficiently for you to receive an amount in excess of the principal amount of your note at maturity.

INDEX INFORMATION

Information about the relevant indices

In the case of notes whose performance is linked to a stock index, the least performing stock index included in a basket of stock indices or the least performing basket component included in a basket of YEELDS® components that includes one or more stock indices, Barclays Bank PLC will provide in the relevant pricing supplement summary information regarding the relevant indices based on the index publishers’ publicly available documents. Barclays Bank PLC does not assume any responsibility for the accuracy or completeness of such information.

Historical information

In the case of notes whose performance is linked to a stock index, Barclays Bank PLC will provide historical information on the index levels in the relevant pricing supplement. The historical levels of the stock index are not necessarily indicative of future performance. Barclays Bank PLC cannot give you any assurance that the levels of the index will increase sufficiently for you to receive an amount in excess of the principal amount of your note at maturity.

In the case of notes whose performance is linked to the least performing stock index included in a basket of stock indices or the least performing basket component included in a basket of YEELDS® components that includes one or more stock indices, Barclays Bank PLC will provide historical information on the levels of the stock indices included in the basket in the relevant pricing supplement. The historical levels of the stock indices are not necessarily indicative of future performance. Barclays Bank PLC cannot give you any assurance that the levels of the stock indices will increase sufficiently for you to receive an amount in excess of the principal amount of your note at maturity.

EXCHANGE TRADED FUND INFORMATION

Information about the exchange traded fund

In the case of notes whose performance is linked to an exchange traded fund, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components that includes one or more exchange traded funds, Barclays Bank PLC will provide in the relevant pricing supplement summary information regarding the exchange traded fund based on the exchange traded fund’s publicly available documents. Barclays Bank PLC does not assume any responsibility for the accuracy or completeness of such information.

Historical information

In the case of notes whose performance is linked to an exchange traded fund, the least performing exchange traded fund included in a basket of exchange traded funds or the least performing basket component included in a basket of YEELDS® components that includes one or more exchange traded funds, Barclays Bank PLC will provide historical price information on the exchange traded fund(s) in the relevant pricing supplement.

The historical prices of the exchange traded fund(s) are not necessarily indicative of future performance. Barclays Bank PLC cannot give you any assurance that the price of the exchange traded fund(s) will increase sufficiently for you to receive an amount in excess of the principal amount of your note at maturity.

CLEARANCE AND SETTLEMENT

Depository Trust Company (“DTC”) participants that hold the notes through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the notes and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

All or a portion of the proceeds to be received by us from the sale of a series of notes may be used by us or one or more of our affiliates before and immediately following the initial offering of the notes to acquire any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) underlying the notes, or the shares of common stock included in any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components) underlying the notes, or the shares of common stock underlying any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) underlying the notes, or the shares of any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) underlying the notes, or other instruments related to the foregoing, as the case may be. We or one or more of our affiliates may also acquire futures contracts or listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, these securities to hedge our obligations under the notes. The balance of the proceeds, if any, will be used for general corporate purposes. These hedging techniques will result in nominal transaction costs to us. See “Use of Proceeds and Hedging” in the prospectus supplement and “Use of Proceeds” in the base prospectus.

From time to time after the initial offering and before the maturity of the notes, depending on market conditions, including the market price of any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) underlying the notes, or the shares of common stock included in any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components) underlying the notes, or the shares of common stock underlying any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) underlying the notes, or the shares of any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) underlying the notes, or other instruments related to the foregoing, as the case may be, we expect that we or one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques. We or one or more of our affiliates may take long or short positions in these securities or other equity securities or in futures contracts or in listed or over-the-counter options contracts or other derivative or synthetic instruments related to these securities or other equity securities. In addition, we or one or more of our affiliates may purchase or otherwise acquire a long or short position in notes from time to time and may hold or resell those notes.

To the extent that we or one or more of our affiliates has a long hedge position in any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) underlying the notes, or the shares of common stock included in any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components) underlying the notes, or the shares of common stock underlying any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) underlying the notes, or the shares of any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) underlying the notes, or other instruments related to the foregoing, as the case may be, or other equity securities included in the calculation of the amount payable at maturity of a series of the notes, or futures or options contracts or other derivative or synthetic instruments related to these securities or other equity securities, we or one or more of our affiliates may liquidate a portion of their holdings at or about the time of the maturity of the notes or at or about the time of a change in the securities included in the calculation of the amount payable at maturity. Depending, among other things, on future market conditions, the aggregate amount and the composition of the positions are likely to vary over time. Profits or losses from any of those positions cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Certain activity by us or one or more of our affiliates described above can potentially increase or decrease the price of any common stock (including any common stock included in a basket of common stocks or a basket of YEELDS® components) underlying the notes, or the shares of common stock included in any stock index (including any stock index included in a basket of stock indices or a basket of YEELDS® components) underlying the notes, or the shares of common stock underlying any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) underlying the notes, or the shares of any exchange traded fund (including any exchange traded fund included in a basket of exchange traded funds or a basket of YEELDS® components) underlying the notes, or other instruments related to the foregoing, as the case may be, or other equity securities included in the calculation of the amount payable at maturity and, accordingly, increase or decrease the amount payable at maturity and the market value of the notes. Although we have no reason to believe that any of those activities will have a material impact on the price of these securities or those other equity securities, these activities could have such an effect.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement. The following section is the opinion of Sullivan & Cromwell LLP, counsel to Barclays Bank PLC. Except as noted under “Non-U.S. Holders” below, it applies to you only if you are a U.S. holder (as defined below) and you hold your notes as a capital asset for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a regulated investment company;

•	a partnership or other pass-through entity;

•	a person that owns a note as a hedge or that is hedged against interest rate risks;

•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, (the “Code”) its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

The following discussion addresses certain tax consequences that are generally expected to be applicable to the certain notes issued off of this product supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

Except as noted below under “Non-U.S. Holders,” this section describes the tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the notes as either a pre-paid income-bearing forward or executory contract with respect to the applicable reference asset, as specified in the applicable pricing supplement. The terms of the notes require you and us (in the absence of a change in law or an administrative or judicial ruling to the contrary), subject to any additional discussion in the applicable pricing supplement, to treat the notes for all U.S. federal income tax purposes in accordance with such characterization. Except as otherwise noted below, the discussion herein assumes that the notes will be so treated.

You will likely be taxed on any interest paid on the notes as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. In addition, it would be reasonable for you to recognize capital gain or loss upon the sale or cash-settlement upon maturity of your notes in an amount equal to the difference between the amount you receive at such time (excluding amounts attributable to interest) and your tax basis in the notes. Any resulting character mismatch may result in adverse tax consequences to you, because an investor’s ability to deduct capital losses is subject to significant limitations. Moreover, in the event of physical settlement, such loss may be deferred (as described in the following paragraphs).

If your notes are characterized as a forward contract, as specified in the applicable pricing supplement, we think it is reasonable to treat the receipt of stock upon the maturity of your notes as a tax-free purchase pursuant to the original terms of the notes. If your notes are characterized as an executory contract, as specified in the applicable pricing supplement, it is not clear whether the receipt of stock upon the maturity of your notes would be treated as a tax-free purchase of stock pursuant to the original terms of the notes or as a taxable settlement of the notes followed by a purchase of such stock. Accordingly, you should consult your tax advisor about the tax consequences to you of receiving stock upon the maturity of your notes.

If the receipt of stock upon the maturity of your notes is treated as a tax-free purchase, (i) the receipt of stock upon maturity of your notes should not give rise to the current recognition of gain or loss at such time, (ii) you should take a carryover basis in such stock equal to the basis you had in your notes (determined as described below), and (iii) if you receive cash in lieu of a fractional share upon the stock settlement of such notes, you should recognize a capital gain or loss equal to the difference between the amount of cash you receive and your tax basis in the fractional share.

If the receipt of stock upon the maturity of your notes is treated as a taxable settlement of your notes, it would be reasonable for you to (i) recognize capital gain or loss in an amount equal to the difference between the fair market value of the stock you receive at such time plus the cash received in lieu of a fractional share, if any, and your tax basis in the notes, and (ii) take a basis in such stock in an amount equal to its fair market value at such time. In general, your tax basis in your notes will be equal to the price you paid for the notes (excluding amounts paid in respect of accrued but unpaid interest).

Your holding period in the stock you receive upon the maturity of your notes will begin on the date that you receive such stock.

Capital gain of a noncorporate U.S. holder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% in cases where the holder has a holding period of greater than one year. Thereafter, capital gain of a noncorporate U.S. holder is generally taxed at preferential rates in cases where the holder has a holding period of greater than one year. However, capital gain on property that is held for one year or less is generally taxed at ordinary income rates. If you are an initial purchaser of the notes, your holding period for your notes will generally begin on the day after the issue date and, if you hold your notes until maturity, will generally include the maturity date.

We will not attempt to ascertain whether the issuer of an applicable reference asset or a component of the applicable reference asset would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code. If the issuer of an applicable reference asset (or portion thereof) were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a U.S. holder. You should refer to information filed with the SEC with respect to each reference asset or its components, as appropriate, and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular reference asset or one of its components is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, other treatments would also be possible and the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, it is possible that, contrary to the position that you may take, the Internal Revenue Service could assert that holders of notes treated as an executory contract who receive stock upon maturity of the notes should be required to either (i) defer any losses until a subsequent realization event (such as a sale or exchange) occurs with respect to such stock or (ii) recognize any gain or loss immediately upon the receipt of such stock. In addition, it is possible that the amount you receive in cash or stock upon maturity of your notes that is attributable to the dividends paid on the underlying stock or that is attributable to the dividend adjustment amount could be taxed separately as ordinary income.

It would also be possible to treat your notes, and the Internal Revenue Service might assert that your notes should be treated, as debt instruments. If your notes are treated as debt instruments and they have a term that exceeds one year, your notes would be subject to the special tax rules governing contingent payment debt instruments. If your notes were so treated, you would be required to accrue interest income over the term of your notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your notes and a projected payment schedule for your notes. You would recognize gain or loss upon the sale or maturity of your notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes would be equal to the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes and decreased by any interest paid on the notes. Any gain you recognize upon the sale or maturity of your notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your notes, and thereafter would be capital loss.

If your notes are treated as contingent payment debt instruments and you purchase your notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

If, alternatively, your notes were treated as debt instruments and have a term that does not exceed one year, they would likely be treated as short-term contingent debt instruments. There is no statutory, judicial or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes. Accordingly, if your notes have a term of less than one year, you should consult your tax advisor about this potential alternative treatment.

It is also possible that you could be treated as owning the reference asset or underlying components of the reference asset, or that you could be treated as recognizing gain or loss in respect of your notes each time there are changes to a reference asset that is an index or a basket. In addition, it is possible that the Internal Revenue Service could assert that any gain or loss that you recognize upon maturity of your notes could be treated as ordinary gain or loss. Moreover, it is possible that you could be required to accrue interest over the term of your notes at a rate in excess of any interest payments you receive in respect of the notes.

In addition, if your notes are properly treated as a pre-paid income-bearing forward or executory contract, the constructive ownership rules of Section 1260 of the Code could possibly apply to notes that have a term in excess of one year and reference an exchange traded fund or other “pass-thru entity” (as defined in Section 1260(c)(2) of the Code).. In this regard, the notes are unlike the notes generally addressed in the accompanying prospectus supplement under “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts”, because the notes effectively provide for participation in dividend income. If your notes were subject to Section 1260 of the Code, any long-term capital gain that you realize upon the sale or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased the applicable reference asset on the date that you purchased your notes and sold such reference asset on the date of the sale or maturity of the notes (the “Excess Gain Amount”). As a general matter, if you are an initial purchaser, you hold your notes until maturity and the actual aggregate dividend does not exceed the expected aggregate dividend, we believe that it is more likely than not that the Excess Gain Amount will be equal to zero, and that the application of the constructive ownership rules will accordingly not have any adverse effects to you. However, Section 1260 of the Code provides that the amount of the long-term capital gain that you would have realized by holding the underlying reference asset directly is treated as zero unless a different amount is established by clear and convincing evidence. The likelihood that Section 1260 of the Code would apply at all to your notes may depend in part on the degree of participation of your notes in the upside and downside movement of the reference asset. Accordingly, if your notes reference a “pass-thru entity,” you should consult your tax advisor about the potential application of Section 1260 of the Code to such notes.

If your notes bear interest, they could also be treated as a unit consisting of a forward or executory contract (the “Contract”) and an interest-bearing cash deposit used to secure your obligation to purchase the applicable reference asset under the Contract (“the Cash Deposit”). Under this characterization, if you are an initial purchaser of the notes, your notes would likely be treated for United States federal income tax purposes in the same manner as a prepaid income-bearing forward or executory contract as described above. If, however, you are a secondary purchaser of the notes, you would likely be required to allocate your purchase price for the notes between the Contract and the Cash Deposit based on the respective fair market value of each on the date of purchase. If the portion of your purchase price allocated to the Cash Deposit is at a discount from, or is in excess of, the principal amount of your notes, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus supplement under “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Market Discount and Premium” with respect to the Cash Deposit. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

If your notes bear interest, it is also possible that the Internal Revenue Service could seek to characterize your notes as a notional principal contract. Moreover, if your notes bear interest, it is also possible that interest payments would not be treated as interest for United States federal income tax purposes, but instead would be treated in some other manner. For example, a portion of the interest payments may be treated as premium that is paid for one or more options in respect of the applicable reference asset. Alternatively, it is possible that the interest payments could be treated all or in part as contract fees in respect of a forward or executory contract. The United States federal income tax treatment of such contract fees is uncertain. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for United States federal income tax purposes.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of the notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently at a rate that could potentially exceed the interest paid currently on the notes (if any) and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Except to the extent otherwise provided by law, Barclays Bank PLC intends to treat the notes for U.S. federal income tax purposes in accordance with the treatment set forth in this section (as modified by the applicable pricing supplement) unless and until such time as the Treasury Department and Internal Revenue Service issue guidance providing that some other treatment is more appropriate.

Recently Enacted Legislation. Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institution, as well as any of the following (which may include your notes), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the notes.

Non-U.S. Holders. The U.S. federal income tax treatment of the notes is uncertain, and alternative treatments are possible. Under one such alternative treatment, the notes could be viewed as a notional principal contract. Recently enacted legislation imposes a 30% withholding tax on any “dividend equivalent” payment made to a non-U.S. holder of a “specified notional principal contract” on or after September 14, 2010, the effective date of this provision of the legislation. It is possible, under the alternative characterization of the notes as a notional principal contract, that the Internal Revenue Service could assert that the notes should be treated as a “specified notional principal contract” that gives rise to payments subject to such withholding, particularly if the Notes are stock settled. You should consult your tax advisor about this risk and other potential U.S. federal income tax risks associated with owning the notes.

Information Reporting and Backup Withholding

Please see the discussion under “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding” in the accompanying prospectus supplement for a description of the applicability of the information reporting and backup withholding rules to payments made on your notes.

BARCLAYS BANK PLC

Global Medium-Term Notes, Series A

All Asset Classes and Structures Under One RoofSM

YEELDS® Product Supplement

Prospectus Supplement

Prospectus

August 31, 2010